    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 1, 2004
                                                     REGISTRATION NO. 333-120193


================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------


                          AMENDMENT NO. 1 TO FORM S-4


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------
      CITIGROUP INC.                   DELAWARE                52-1568099
(EXACT NAME OF REGISTRANT    (STATE OR OTHER JURISDICTION   (I.R.S. EMPLOYER
AS SPECIFIED IN ITS CHARTER)      OF INCORPORATION OR     IDENTIFICATION NUMBER)
                                     ORGANIZATION)

                                 399 Park Avenue
                               New York, NY 10043
                                 (212) 559-1000
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ----------------
                                John R. Dye, Esq.
                         General Counsel-Capital Markets
                                 Citigroup Inc.
                                 425 Park Avenue
                               New York, NY 10043
                                 (212) 559-1000
       (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                ----------------

                                    Copy to:

                                DAVID LOPEZ, ESQ.
                       CLEARY, GOTTLIEB, STEEN & HAMILTON
                                ONE LIBERTY PLAZA
                            NEW YORK, NEW YORK 10006
                                 (212) 225-2000
                                ----------------
         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                                EXPLANATORY NOTE

         This Registration Statement contains two prospectuses. The first prospectus, which immediately follows this paragraph, relates to an offer by the registrant to issue 5.00% Subordinated Notes due 2014 ("new notes") which have been registered under the Securities Act of 1933, as amended, in exchange for any and all of the registrant's existing unregistered 5.00% Subordinated Notes due 2014. The second prospectus, which follows the first prospectus, relates to certain market-making transactions with respect to the new notes which may, from time to time, be carried out by Citigroup's broker-dealer subsidiaries or other subsidiaries or affiliates of Citigroup.

         The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                  SUBJECT TO COMPLETION, DATED DECEMBER 1, 2004


PROSPECTUS

                                [CITIGROUP LOGO]
                                OFFER TO EXCHANGE
    $4,084,955,000 PRINCIPAL AMOUNT OF OUR 5.00% SUBORDINATED NOTES DUE 2014
              WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT,
                                 FOR ANY AND ALL
                          OF OUR EXISTING UNREGISTERED
                        5.00% SUBORDINATED NOTES DUE 2014

THE EXCHANGE OFFER

     - We will exchange an equal principal amount of new notes that are freely tradeable for all old notes that are validly tendered and not validly withdrawn.

     - You may withdraw tenders of outstanding old notes at any time prior to the expiration of the exchange offer.

     - The exchange offer is subject to the satisfaction of certain customary conditions.

     -    The exchange offer expires at midnight, New York City time, on       ,
          2004, unless  extended.

     - The exchange of old notes for new notes in the exchange offer generally will not be a taxable event for U.S. federal income tax purposes.

     -    We will not receive any proceeds from the exchange offer.

THE NEW NOTES

     - The terms of the new notes to be issued in the exchange offer are substantially identical to the terms of the old o notes, except that the offer of the new notes is registered under the Securities Act and the new notes have no transfer restrictions, rights to additional interest or registration rights.

     - We intend to apply to list the new notes on the Luxembourg Stock Exchange, but we are not required to maintain any such listing.

        YOU SHOULD CONSIDER THE RISK FACTORS BEGINNING ON PAGE 9 OF THIS PROSPECTUS BEFORE YOU DECIDE WHETHER TO PARTICIPATE IN THE EXCHANGE OFFER.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         The new notes are not deposits or savings accounts but are unsecured debt obligations of Citigroup and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

The date of this prospectus is     , 2004.

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION PROVIDED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS PROSPECTUS.

                                TABLE OF CONTENTS

Summary.........................................................................     1
Selected Historical Financial Data..............................................     2
Capitalization..................................................................     8
Ratio of Income to Fixed Charges................................................     8
Risk Factors....................................................................     9
Forward-Looking Statements......................................................    10
Use of Proceeds.................................................................    10
Description of the Exchange Offer...............................................    11
Description of the New Notes....................................................    20
Certain U.S. Federal Income Tax Consequences....................................    36
Erisa Considerations............................................................    38
Legal Matters...................................................................    41
Experts.........................................................................    41
General Information.............................................................    41
Where You Can Find More Information.............................................    42
Incorporation of Documents By Reference.........................................    42
Annex A.........................................................................   A-1

         Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date of the exchange offer and ending on the close of business one year after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

         As used in this prospectus, "business day" means any day which is a day on which commercial banks settle payments and are open for general business in New York City.

         The Luxembourg Stock Exchange takes no responsibility for the contents of this document, makes no representation as to its accuracy or completeness and expressly disclaims any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this prospectus.

                                     SUMMARY

         This summary highlights selected information from this prospectus and is therefore qualified in its entirety by the more detailed information appearing elsewhere, or incorporated by reference, in this prospectus. It may not contain all the information that is important to you. We urge you to read carefully this entire prospectus and the other documents to which it refers to understand fully the terms of the new notes and the exchange offer. Unless otherwise specified, references in this prospectus to "Citigroup," "we," "us," "our" and "ours" refer to Citigroup Inc. and its consolidated subsidiaries.

                                 CITIGROUP INC.

         Citigroup Inc. is a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers with some 200 million customer accounts doing business in more than 100 countries. Citigroup was incorporated in 1988 under the laws of the State of Delaware.

         Citigroup's activities are conducted through the Global Consumer, Global Corporate and Investment Bank, Private Client Services, Global Investment Management, and Proprietary Investment Activities business segments.

         Citigroup is a bank holding company within the meaning of the U.S. Bank Holding Company Act of 1956 registered with, and subject to examination by, the Board of Governors of the Federal Reserve System. Certain of Citigroup's subsidiaries are subject to supervision and examination by their respective federal and state authorities.

         The periodic reports of Citicorp, Citigroup Global Markets Holdings Inc. (formerly Salomon Smith Barney Holdings Inc.), The Student Loan Corporation, The Travelers Insurance Company and Travelers Life and Annuity Company, subsidiaries of Citigroup Inc. that make filings pursuant to the Securities Exchange Act of 1934, as amended, which we refer to as the "Exchange Act," provide additional business and financial information concerning those companies and their consolidated subsidiaries.

         The principal executive offices of Citigroup are located at 399 Park Avenue, New York, New York 10043, telephone number (212) 559-1000. Additional information about Citigroup is available on its website at www.citigroup.com.

         Citigroup Inc.'s annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, and all amendments to these reports, are available free of charge through Citigroup's website by clicking on the "Investor Relations" page and selecting "SEC Filings." The SEC website contains reports, proxy and information statements and other information regarding Citigroup at www.sec.gov.

                       SELECTED HISTORICAL FINANCIAL DATA

         We are providing or incorporating by reference in this prospectus selected historical financial information of Citigroup. We derived this information from the consolidated financial statements of Citigroup for each of the periods presented. The information is only a summary and should be read together with the financial information incorporated by reference in this prospectus, copies of which can be obtained free of charge. See "Where You Can Find More Information" on page 42.

         In addition, you may receive copies of all of Citigroup's filings with the SEC that are incorporated by reference in this prospectus free of charge at the office of Citigroup's listing agent, Dexia Banque Internationale a Luxembourg, located at 69, route d'Esch, L-953 Luxembourg so long as the new notes are listed on the Luxembourg Stock Exchange.


         The consolidated audited annual financial statements of Citigroup for the fiscal years ended December 31, 2003 and 2002, and its consolidated unaudited financial statements for the periods ending September 30, 2004 and 2003, are incorporated herein by reference. These statements are obtainable free of charge at the office of Citigroup's listing agent, at the address set forth in the preceding paragraph.



                          AT OR FOR THE NINE MONTHS ENDED
                                  SEPTEMBER 30,                             AT OR FOR THE YEAR ENDED DECEMBER 31,
                          ------------------------------       --------------------------------------------------------------
                                2004          2003              2003        2002           2001          2000          1999
                                ----          ----              ----        ----           ----          ----          ----
                                                                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT
DATA:
 Total revenues, net
  of interest
  expense...............     $   64,304    $   57,288       $    77,442   $   71,308     $   67,367    $ 63,572      $ 54,809
 Income from
  continuing
  operations............         11,725        13,093            17,853       13,448         13,229      12,231        10,193
 Net income.............         11,725        13,093            17,853       15,276         14,126      13,519        11,243
 Dividends
  declared per
  common
  share(1)..............          1.200         0.750             1.100        0.700          0.600       0.520         0.405
BALANCE SHEET DATA:
 Total assets............    $1,436,554    $1,209,323(2)    $ 1,264,032   $1,097,590(2)  $1,051,850(2) $902,610(2)   $795,984(2)
 Total deposits..........       534,451       454,242           474,015      430,895        374,525     300,586       261,573
 Long-term debt..........       198,713       145,990           162,702      126,927        121,631     111,778        88,481
 Total stockholders'
  equity.................       103,366        95,259            98,014       86,718         81,247      66,206        58,290


------------
(1) Amounts represent Citigroup's historical dividends per common share and have been adjusted to reflect stock splits.

(2)      Reclassified to conform to the current period's presentation.

\
                          SUMMARY OF THE EXCHANGE OFFER

THE EXCHANGE OFFER...................    We are offering to exchange, for each $1,000 aggregate
                                         principal amount of our old notes validly tendered and
                                         accepted, $1,000 aggregate principal amount of our new
                                         notes.

                                         We will not pay any accrued and unpaid interest on the old notes that we acquire in the exchange offer. Instead, interest on the new notes will accrue from September 16, 2004, the
                                         date on which interest began to accrue on the old notes.

                                         As of the date of this prospectus, $4,084,995,000 in
                                         aggregate principal amount of old notes are outstanding.

DENOMINATIONS OF NEW NOTES...........    Tendering holders of old notes must tender old notes in
                                         integral multiples of $1,000. New notes will be issued in
                                         minimum denominations of $1,000 and integral multiples of
                                         $1,000.

EXPIRATION DATE......................    The exchange offer will expire at midnight, New York City
                                         time, on           , 2004, unless we extend or terminate the
                                         exchange    offer in which case the expiration date will mean
                                         the latest date and time to which we extend the exchange
                                         offer.

SETTLEMENT DATE......................    The settlement date of the exchange offer will be the third business day following the expiration date or as soon as
                                         practicable thereafter.

WITHDRAWAL OF TENDERS................    Tenders of old notes may be withdrawn at any time prior to the expiration date.

CONDITIONS TO THE EXCHANGE OFFER.....    Our obligation to consummate the exchange offer is subject to certain customary conditions, which we may assert or
                                         waive. See "Description of the Exchange Offer-
                                         Conditions to the Exchange Offer."

PROCEDURES FOR TENDERING.............    If you wish to participate in the exchange offer and your old notes are held by a custodial entity, such as a bank, broker-
                                         dealer, trust company or other nominee, you must instruct
                                         that custodial entity to tender your old notes on your behalf pursuant to the procedures of that custodial entity. If your old notes are registered in your name, you must complete,
                                         sign and date the letter of transmittal, in the form of
                                         Annex A to this prospectus, or a facsimile of the letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must also mail or otherwise deliver the letter of transmittal, or a facsimile of the letter of transmittal, together with the old notes and any other required documents, to the exchange agent at its address listed on the back cover page of the letter of
                                         transmittal.

                                         Custodial entities that are participants in The Depository
                                         Trust Company, or "DTC," must tender old notes through

                                         the Automated Tender Offer Program maintained by DTC,
                                         known as "ATOP," by which the custodial entity and the
                                         beneficial owner on whose behalf the custodial entity is
                                         acting agree to be bound by the letter of transmittal. A
                                         LETTER OF TRANSMITTAL NEED NOT ACCOMPANY TENDERS
                                         EFFECTED THROUGH ATOP.

                                         Each broker-dealer that receives new notes for its own
                                         account in exchange for old notes, where such old notes
                                         were acquired by such broker-dealer as a result of market-
                                         making activities or other trading activities, must
                                         acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See "Plan of
                                         Distribution."

CONSEQUENCES OF FAILURE TO EXCHANGE..    If you do not exchange your old notes for new notes, you
                                         will continue to be subject to the restrictions on transfer provided in the old notes and in the indenture governing the old notes. In general, the old notes may not be offered or sold, unless registered under the Securities Act, except
                                         pursuant to an exemption from, or in a transaction not
                                         subject to, the Securities Act and applicable state securities laws.

TAXATION.............................    The exchange pursuant to the exchange offer generally will not be a taxable event for U.S. federal income tax purposes.
                                         See "Certain United States Federal Income Tax
                                         Consequences" on page 36 of this prospectus.

EXCHANGE AGENT.......................    Global Bondholder Services Corporation is the exchange
                                         agent for the exchange offer.

                            SUMMARY OF THE NEW NOTES

ISSUER...............................    Citigroup Inc.

NEW NOTES............................    $4,084,995,000 aggregate principal amount of the issuer's
                                         5.00% Subordinated Notes due 2014.

MATURITY.............................    September 15, 2014.

INTEREST PAYMENT DATES...............    March 15 and September 15 of each year, beginning on
                                         March 15, 2005.

INTEREST RATE........................    5.00% per annum. Interest on the new notes will accrue
                                         from September 16, 2004, the date on which interest began
                                         to accrue on the old notes.

RATINGS..............................    The new notes will not be individually rated. Citigroup has received subordinated debt ratings of Aa2 from Moody's
                                         Investors Service, Inc., or "Moody's," A+ from Standard &
                                         Poor's Ratings Services, or "S&P," and AA from Fitch
                                         Ratings Ltd., or "Fitch." Such ratings reflect only the views of Moody's, S&P and Fitch, respectively, and are not
                                         recommendations to buy, sell or hold the new notes.

RANKING..............................    The new notes will be unsecured and subordinated
                                         obligations of Citigroup and will rank equal in right of
                                         payment to all our existing and future unsecured and
                                         subordinated indebtedness, other than subordinated
                                         indebtedness which is designated as junior to the new notes.

                                         On a consolidated basis, the aggregate principal amount of senior indebtedness of Citigroup outstanding as of September 30,
                                         2004 was approximately $280.7 billion. This senior
                                         indebtedness consisted of approximately $217.5 billion of
                                         term debt, approximately $31.1 billion of commercial paper and approximately $32.1 billion of other short-term
                                         borrowings.

REDEMPTION FOR TAX PURPOSES..........    The new notes are not redeemable prior to maturity, except upon the occurrence of certain tax events. See "Description of the New Notes-Redemption for Tax Purposes." The
                                         redemption price for the new notes will be 100% of the
                                         principal amount plus accrued and unpaid interest to, but not including, the date of redemption.

COVENANTS............................    The indenture provides that any securities issued thereunder shall either (x) be issued with the concurrence or approval of the staff of the Federal Reserve Bank of New York or the staff of the Board of Governors of the Federal Reserve
                                         System or (y) qualify at the time of issuance for Tier 2
                                         capital treatment (irrespective of any limits on the amount of the Company's Tier 2 capital) under the applicable capital adequacy guidelines, regulations, policies or published
                                         interpretations of the Board of Governors of the Federal
                                         Reserve System.

DEFEASANCE...........................    The new notes are subject to certain defeasance provisions.
                                         See "Description of the New Notes-Defeasance."

PAYMENT OF ADDITIONAL AMOUNTS........    Citigroup will pay additional amounts to the beneficial
                                         owner of any new note that is a non-U.S. person in order to ensure that every net payment on such note will not be less, due to payment of U.S. withholding tax, than the amount
                                         then due and payable. See "Description of the New Notes-
                                         Payment of Additional Amounts."

FORM AND DENOMINATION................    The new notes will be issued only in the form of one or
                                         more global notes, in fully registered form. See
                                         "Description of the New Notes-Book-Entry, Delivery and
                                         Form." Each global note will be deposited with DTC, in
                                         each case for credit to the account of a direct or indirect participant of DTC. Investors in the global notes who are
                                         participants in DTC may hold their interests in the global notes directly through DTC. Investors in the global notes
                                         who are not participants in DTC may hold their interests
                                         indirectly through organizations that are participants in
                                         DTC. Interests in the global notes will be shown on, and
                                         transfers thereof will be effected only through, records
                                         maintained by DTC and its participants, including the
                                         Euroclear System, which we refer to as "Euroclear" and
                                         Clearstream, Luxembourg, which we refer to as
                                         "Clearstream."

                                         Interests in the global notes will be issued in minimum
                                         denominations of $1,000 and integral multiples of $1,000.

EVENTS OF DEFAULT....................    For a discussion of events that will permit acceleration of the payment of the principal of the new notes, see
                                         "Description of the New Notes-Events of Default and
                                         Defaults."

LISTING..............................    We intend to apply to list the new notes on the Luxembourg
                                         Stock Exchange, but we are not required to maintain any
                                         such listing.

GOVERNING LAW........................    The new notes, the subordinated debt indenture dated as of
                                         April 12, 2001, as amended and supplemented by a first
                                         supplemental indenture dated as of August 2, 2004 and a
                                         second supplemental indenture dated as of September 16,
                                         2004, each between Citigroup Inc. and J.P. Morgan Trust
                                         Company, National Association, as successor to Bank One
                                         Trust Company, National Association, which we refer to
                                         together as the "indenture," will be governed by, and
                                         construed in accordance with, the laws of the State of New
                                         York.

TAXATION.............................    The exchange of old notes for new notes in the exchange offer generally will not be a taxable event for U.S. federal income tax purposes. See "Certain U.S. Federal Income Tax
                                         Consequences" below.

BOOK-ENTRY DEPOSITORY................    DTC.

TRUSTEE..............................    J.P. Morgan Trust Company, National Association

                                 CAPITALIZATION


         The following table sets forth the consolidated capitalization of Citigroup at September 30, 2004.


         The information is only a summary and should be read together with the financial information incorporated by reference in this prospectus. See "Where You Can Find More Information" on page 42.


         As of the date of this prospectus, there has been no material change in the consolidated capitalization of Citigroup since September 30, 2004 except as described in the footnotes to the table below.




                                                                                          September 30, 2004
                                                                                         ---------------------
                                                                                         (dollars in millions)
DEBT:
Investment banking and brokerage borrowings.......................................             $ 27,697
Short-term borrowings.............................................................               35,506
Long-term debt....................................................................              198,713
   Total debt (1).................................................................              261,916
                                                                                               --------
STOCKHOLDERS' EQUITY:
Preferred stock at aggregate liquidation value....................................                1,125
Common stock and additional paid-in capital (net of treasury stock) (2)...........                7,926
Retained earnings.................................................................               98,930
Accumulated other changes in equity from nonowner sources.........................               (2,424)
Unearned compensation.............................................................               (2,191)
                                                                                               --------
Total stockholders' equity........................................................              103,366
                                                                                               --------
   Total capitalization...........................................................             $365,282
                                                                                               ========


--------------


(1) Does not reflect the issuance by Citigroup (a) on November 1, 2004 of U.S.$1,500,000,000 of its floating rate senior notes, (b) on November 5, 2004 of U.S.$500,000,000 of its 5.125% senior notes and
         U.S.$1,000,000,000 of its floating rate senior notes and (c) on November 30, 2004 of U.S.$500,000,000 of its 3.625% senior notes.



(2) Common stock, par value U.S. $0.01 per share, 15 billion shares authorized, 5,189,752,836 shares outstanding at September 30, 2004.


                        RATIO OF INCOME TO FIXED CHARGES


         The following table shows the consolidated ratio of income to fixed charges of Citigroup for the nine months ended September 30, 2004 and each of the five most recent fiscal years.



                                                                     NINE MONTHS
                                                                       ENDED
                                                                    SEPTEMBER 30,                 YEAR ENDED DECEMBER 31,
                                                                    -------------      -----------------------------------------
                                                                      2004             2003     2002       2001     2000    1999
                                                                      ----             ----     ----       ----     ----    ----
Ratio of income to fixed charges (excluding interest on deposits)...  2.76             3.43     2.57       2.00     1.82    1.90
Ratio of income to fixed charges (including interest on deposits)...  2.06             2.48     1.95       1.64     1.52    1.56

                                  RISK FACTORS

         Your decision whether to participate in the exchange offer, and any investment in the new notes, will involve risk. You should be aware of, and carefully consider, the following risk factors, along with all of the other information provided or referred to in this prospectus, before deciding whether to participate in the exchange offer.

RISKS RELATING TO THE NEW NOTES

         AN ACTIVE TRADING MARKET MAY NOT DEVELOP FOR THE NEW NOTES, AND YOU MAY NOT BE ABLE TO RESELL YOUR NEW NOTES.

         The new notes are new securities, for which, prior to the exchange offer, there has been no public market and no market exists where you can resell them. Although an affiliate of the issuer intends to buy and sell, or "make a market" in, the new notes, it is not required to do so. If such affiliate starts market-making activities, it could stop these activities at any time without notice. In addition, its market-making activities will be subject to limits imposed by the Securities Act and the Exchange Act. We intend to apply to list the new notes on the Luxembourg Stock Exchange in accordance with the rules and regulations of the Luxembourg Stock Exchange. We do not intend to arrange for the listing of the new notes on any other securities exchange or the quotation of the new notes on any automated dealer quotation system. As a result, your ability to resell the new notes may be limited. We cannot assure you that any market for the new notes will develop or be sustained. If an active market does not develop or is not sustained, the market price and liquidity of the new notes may be adversely affected.

CONSEQUENCES OF THE FAILURE TO EXCHANGE THE OLD NOTES

         THE EXCHANGE OFFER WILL RESULT IN REDUCED LIQUIDITY FOR THE OLD NOTES THAT ARE NOT EXCHANGED.

         Old notes that are not exchanged continue to be restricted securities that are subject to existing transfer restrictions. The trading market for old notes that are not exchanged could become more limited than the existing trading market for the old notes and could cease to exist altogether due to the reduction in the principal amount of the old notes outstanding upon consummation of the exchange offer. A more limited trading market might adversely affect the liquidity, market price and price volatility of the old notes. If a market for old notes that are not exchanged exists or develops, the old notes may trade at a discount to the price at which they would trade if the principal amount outstanding were not reduced. There can, however, be no assurance that an active market in the old notes will exist, develop or be maintained, or as to the prices at which the old notes may trade, after the exchange offer is consummated. An affiliate of the issuer may buy and sell, or "make a market" in, the old notes, but is not required to do so.

RISKS RELATING TO THE EXCHANGE OFFER

         THE CONSUMMATION OF THE EXCHANGE OFFER MAY NOT OCCUR.

         We are not obligated to complete the exchange offer unless the conditions described herein are met or waived. Even if the exchange offer is completed, it may not be completed on the schedule described in this prospectus. Accordingly, holders participating in the exchange offer may have to wait longer than expected to receive their new notes, during which time those holders of old notes will not be able to effect transfers of their old notes tendered in the exchange offer, unless they withdraw their old notes.

         YOU MAY BE REQUIRED TO DELIVER PROSPECTUSES AND COMPLY WITH OTHER REQUIREMENTS.

         If you tender your old notes for the purpose of participating in a distribution of the new notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the new notes. In addition, if you are a broker-dealer that receives new notes for your own account in exchange for old notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such new notes.

                           FORWARD-LOOKING STATEMENTS

         This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are based on Citigroup's management's beliefs and assumptions and on information currently available to Citigroup's management. Forward-looking statements include information concerning Citigroup's possible or assumed future results of operations and statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions.

         Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. Factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, those discussed elsewhere in this prospectus and the documents incorporated by reference in this prospectus. You should not put undue reliance on any forward-looking statements. Citigroup does not have any intention or obligation to update forward-looking statements after it distributes this prospectus.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the issuance of new notes in the exchange offer. In consideration for issuing the new notes, we will receive old notes in like principal amount. The old notes surrendered in exchange for the new notes will be retired and cancelled.

                        DESCRIPTION OF THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

         On September 16, 2004, we issued $4,084,995,000 aggregate principal amount of old notes in exchange for $3,460,649,700 aggregate principal amount of our 7.25% Subordinated Notes due 2010. In connection with the exchange, we entered into a registration rights agreement on September 16, 2004. Pursuant to the registration rights agreement, we agreed that, we would:

         (1) file a registration statement with the SEC with respect to the old notes on or before January 14, 2005;

         (2) use our best efforts to cause the registration statement to be declared effective by the SEC on or before March 14, 2005; and

         (3) use our best efforts to complete the exchange offer by April 13, 2005.

         Upon the effectiveness of this registration statement, we will offer the new notes in exchange for the old notes. We filed a copy of the registration rights agreement as an exhibit to the registration statement.

RESALE OF THE EXCHANGE NOTES

         We are making the exchange offer in reliance on the position of the staff of the SEC as set forth in interpretive letters addressed to third parties in other transactions. For further information on the SEC's position, see Exxon Capital Holdings Corporation, available May 13, 1988, Morgan Stanley & Co. Incorporated, available June 5, 1991 and Shearman & Sterling, available July 2, 1993, and other interpretive letters to similar effect. We have not sought our own interpretive letter, however, and we cannot assure you that the staff would make a similar determination with respect to the exchange offer as it has in interpretive letters to third parties. Based on these interpretations by the staff, we believe that the new notes issued under the exchange offer may be offered for resale, resold or otherwise transferred by you, without further compliance with the registration and prospectus delivery provisions of the Securities Act, so long as you:

         - are acquiring the new notes in the ordinary course of your business;

         - are not participating in, and do not intend to participate in, a distribution of the new notes within the meaning of the Securities Act and have no arrangement or understanding with any person to participate in a distribution of the new notes within the meaning of the Securities Act;

         - are not a broker-dealer who acquired the old notes directly from us; and

         - are not an "affiliate" of ours, with the meaning of Rule 405 of the Securities Act.

         By tendering the old notes in exchange for new notes, you will be required to represent to us that each of the above statements applies to you. If you are participating in or intend to participate in, a distribution of the new notes, or have any arrangement or understanding with any person to participate in a distribution of the new notes to be acquired in this exchange offer, you may be deemed to have received restricted securities and may not rely on the applicable interpretations of the staff of the SEC. If you are so deemed, you will have to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

         Each broker-dealer that receives new notes for its own account in exchange for old notes, which the broker-dealer acquired as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of new notes received in exchange for old notes which the broker-dealer acquired as a result of market-making or other trading activities. See "Plan of Distribution."

TERMS OF THE EXCHANGE OFFER

         Upon the terms and subject to the conditions set forth in this prospectus and the letter of transmittal, we will accept any and all old notes validly tendered and not withdrawn prior to midnight, New York City time, on the expiration date. We will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of old notes tendered pursuant to the exchange offer.

         We will not pay any accrued and unpaid interest on the old notes that we acquire in the exchange offer. Instead, interest on the new notes will accrue from September 16, 2004, the date on which interest began to accrue on the old notes.

         Tendering holders of old notes must tender old notes in integral multiples of $1,000. New notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

         The terms of the new notes are identical in all material respects to the terms of the old notes, except that:

         - we have registered the new notes under the Securities Act and therefore these notes will not bear legends restricting their transfer, and

         - specified rights under the registration rights agreement, including the provisions providing for payment of additional interest in specified circumstances relating to the exchange offer, will be eliminated.

         The new notes will evidence the same debt as the old notes. The new notes will be issued under the same indenture and entitled to the same benefits under that indenture as the old notes being exchanged. As of the date of this prospectus, $4,084,995,000 in aggregate principal amount of the old notes were outstanding. Old notes accepted for exchange will be retired and cancelled and not reissued.

         Except as described under "Book-Entry Transfer," we will issue the new notes in the form of one or more global notes registered in the name of DTC or its nominee, and each beneficial owner's interest in it will be transferable in book-entry form through DTC.

         We will conduct the exchange offer in accordance with the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC thereunder.

         We will be considered to have accepted validly tendered old notes if and when we have given oral or written notice to that effect to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.

         If we do not accept any tendered old notes for exchange because of an invalid tender, the occurrence of the other events described in this prospectus or otherwise, we will return these old notes, without expense, to the tendering holder as soon as practicable after the expiration date of the exchange offer.

         Holders who tender old notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes on exchange of old notes in connection with the exchange offer. We will pay all charges and expenses, other than the applicable taxes described in the section "Other Fees and Expenses," in connection with the exchange offer.

         If we successfully complete the exchange offer, any old notes which holders do not tender or which we do not accept in the exchange offer will remain outstanding and continue to accrue interest. The holders of old notes after the exchange offer in general will not have further rights under the registration rights agreement, including registration rights and any rights to additional interest. Holders wishing to transfer the old notes would have to rely on exemptions from the registration requirements of the Securities Act.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS; TERMINATION

         For purposes of the exchange offer, the term "expiration date" means midnight, New York City time, on , 2004, subject to our right to extend that time and date in our absolute discretion, in which case the expiration date means the latest time and date to which the exchange offer is extended.

         We reserve the right, in our absolute discretion, by giving oral or written notice to the exchange agent, to:

         -        extend the exchange offer; and

         - terminate or amend the exchange offer if a condition to our obligation to exchange old notes for new notes is not satisfied or waived on or prior to the expiration date.

         If the exchange offer is amended in a manner that we determine constitutes a material change, we will extend the exchange offer for a period of two to ten business days, depending upon the significance of the amendment and the manner of disclosure to the holders, if the exchange offer would otherwise have expired during that two to ten business day period.

         We will notify holders of the old notes of any extension, amendment or termination of the exchange offer by press release or other public announcement. We will announce any extension of the expiration date no later than 9:00 AM, New York City time, on the first business day after the previously scheduled expiration date. We have no other obligation to publish, advertise or otherwise communicate any information about any extension, amendment or termination.

SETTLEMENT DATE

         We will deliver the new notes on the settlement date, which will be the third business day following the expiration date or as soon as practicable thereafter. We will not be obligated to deliver new notes unless the exchange offer is consummated.

CONDITIONS TO THE EXCHANGE OFFER

         Notwithstanding any other provisions of the exchange offer, or any extension of the exchange offer, we will not be required to issue new notes and we may terminate the exchange offer or, at our option, modify, extend or otherwise amend the exchange offer, if any of the following conditions have not been satisfied or waived on or prior to the expiration date:

         (1) no action or event shall have occurred or been threatened, no action shall have been taken, and no statute, rule, regulation, judgment, order, stay, decree or injunction shall have been promulgated, enacted, entered, enforced or deemed to be applicable to the exchange offer or the exchange of old notes for new notes under the exchange offer by or before any court or governmental regulatory or administrative agency, authority or tribunal, including, without limitation, taxing authorities, that either:

                  (a) challenges the making of the exchange offer or the
                      exchange of old notes for new notes under the exchange offer or might, in our reasonable judgment, directly or indirectly, prohibit, prevent, restrict or delay consummation of, or might, in our reasonable judgment, otherwise adversely affect in any material manner, the exchange offer or the exchange of old notes for new notes under the exchange offer; or

                  (b) in our reasonable judgment, could materially adversely affect our business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects or materially impair the contemplated benefits to us of the exchange offer or the exchange of old notes for new notes under the exchange offer;

         (2) nothing has occurred or may occur that would or might, in our reasonable judgment, prohibit, prevent or delay the exchange offer or impair us from realizing the anticipated benefits of the exchange offer;

         (3) there shall not have occurred (a) any general suspension of or limitation on trading in securities on the New York Stock Exchange or in the over-the-counter market, whether or not mandatory, (b) any material adverse change in the prices of the old notes, (c) a material impairment in the general trading market for debt securities, (d) a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States, whether or not mandatory, (e) a commencement of a war, armed hostilities, terrorist act or other national or international calamity directly or indirectly relating to the United States, (f) any limitation, whether or not mandatory, by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States, (g) any material adverse change in the securities or financial markets in the United States generally or (h) in the case of any of the foregoing existing at the time of the commencement of the exchange offer, a material acceleration or worsening thereof;

         (4)  the trustee with respect to the indenture for the old notes and the new notes shall not have objected in any respect to, or taken any action that could, in our reasonable judgment, adversely affect the consummation of the exchange offer or the exchange of old notes for new notes under the exchange offer, nor shall the trustee have taken any action that challenges the validity or effectiveness of the procedures used by us in making the exchange offer or the exchange of old notes for new notes under the exchange offer; and

         (5) nothing has occurred or may occur that would or might, in our reasonable judgment, prohibit, prevent or delay the exchange offer or impair us from realizing the anticipated benefits of the exchange offer, including that (i) the Federal Reserve Board or the Federal Reserve Bank of New York shall have been consulted in connection with the exchange offer and the issue of the new notes and shall have concurred or not objected or (ii) we shall have concluded that the new notes will be eligible for Tier 2 capital treatment;

         The foregoing conditions are for our sole benefit and may be waived by us, in whole or in part, at our absolute discretion. Any determination made by us concerning an event, development or circumstance described or referred to above will be conclusive and binding.

         If any of the foregoing conditions are not satisfied, we may, at any time on or prior to the expiration date:

         - terminate the exchange offer and return all tendered old notes to the respective tendering holders;

         - modify, extend or otherwise amend the exchange offer and retain all tendered old notes until the expiration date, as extended, subject, however, to the withdrawal rights of holders; or

         - waive the unsatisfied conditions with respect to the exchange offer and accept all old notes tendered and not previously validly withdrawn.

EFFECT OF TENDER
         Any tender by a holder, and our subsequent acceptance of that tender, of old notes will constitute a binding agreement between that holder and us upon the terms and subject to the conditions of the exchange offer described in this prospectus and in the letter of transmittal. The acceptance of the exchange offer by a tendering holder of old notes will constitute the agreement by that holder to deliver good and marketable title to the tendered old notes, free and clear of any and all liens, restrictions, charges, pledges, security interests, encumbrances or rights of any kind of third parties.

LETTER OF TRANSMITTAL; REPRESENTATIONS, WARRANTIES AND COVENANTS OF HOLDERS OF OLD NOTES

         Upon the submission of the letter of transmittal, or the agreement to the terms of the letter of transmittal pursuant to an agent's message, a holder, or the beneficial holder of old notes on behalf of which the holder has tendered, will, subject to that holder's ability to withdraw its tender, and subject to the terms and conditions of the exchange offer generally, be deemed to represent, warrant and agree, among other things, that:

              (1) it irrevocably sells, assigns and transfers to or upon our order or the order of our nominee all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the holder's status as a holder of, all old notes tendered thereby, such that thereafter the holder shall have no contractual or other rights or claims in law or equity against us or any fiduciary, trustee, fiscal agent or other person connected with the old notes arising under, from or in connection with those old notes;

              (2) it waives any and all rights with respect to the old notes tendered thereby, including, without limitation, any existing or past defaults and their consequences in respect of those old notes;

              (3) it releases and discharges us and the trustee for the old notes from any and all claims the holder may have, now or in the future, arising out of or related to the old notes tendered thereby, including, without limitation, any claims that the holder is entitled to receive additional principal or interest payments with respect to the old notes tendered thereby, other than as expressly provided in this prospectus and in the letter of transmittal, or to participate in any redemption or defeasance of the old notes tendered thereby;

              (4) it has received and reviewed this prospectus;

              (5) it is the beneficial owner (as defined below) of, or a duly authorized representative of one or more beneficial owners of, the old notes tendered thereby, and it has full power and authority to execute the letter of transmittal;

              (6) the old notes being tendered thereby were owned as of the date of tender, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and we will acquire good, indefeasible and unencumbered title to those old notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind, when we accept the same;

              (7) it will not sell, pledge, hypothecate or otherwise encumber or transfer any old notes tendered thereby from the date of the letter of transmittal, and any purported sale, pledge, hypothecation or other encumbrance or transfer will be void and of no effect;

              (8) in evaluating the exchange offer and in making its decision whether to participate in the exchange offer by submitting a letter of transmittal and tendering its old notes, it has made its own independent appraisal of the matters referred to in this prospectus and the letter of transmittal and in any related communications and it is not relying on any statement, representation or warranty, express or implied, made to it by us or the exchange agent, other than those contained in this prospectus, as amended or supplemented through the expiration date;

              (9) the execution and delivery of the letter of transmittal shall constitute an undertaking to execute any further documents and give any further assurances that may be required in connection with any of the foregoing, in each case on and subject to the terms and conditions described or referred to in this prospectus;

             (10) the submission of the letter of transmittal to the exchange agent shall, subject to the terms and conditions of the exchange offer, constitute the irrevocable appointment of the exchange agent as its attorney and agent and an irrevocable instruction to that attorney and agent to complete and execute all or any forms of transfer and other documents at the discretion of that attorney and agent in relation to the old notes tendered thereby in favor of us or any other person or persons as we may direct and to deliver those forms of transfer and other documents in the attorney's and agent's discretion and the certificates and other documents of title relating to the registration of old notes and to execute all other documents and to do all other acts and things as may be in the opinion of that attorney or agent necessary or expedient for the purpose of, or in connection with, the acceptance of the exchange offer, and to vest in us or our nominees those old notes;

             (11) the terms and conditions of the exchange offer shall be deemed to be incorporated in, and form a part of, the letter of transmittal, which shall be read and construed accordingly;

             (12) it is acquiring the new notes in the ordinary course of its business;

             (13) is not participating in, and does not intend to participate in, a distribution of the new notes within the meaning of the Securities Act and has no arrangement or understanding with any person to participate in a distribution of the new notes within the meaning of the Securities Act;

             (14) is not a broker-dealer who acquired the old notes directly from us; and

             (15) is not an "affiliate" of ours, with the meaning of Rule 405 of the Securities Act.

         The representations, warranties and agreements of a holder tendering old notes will be deemed to be repeated and reconfirmed on and as of the expiration date and the settlement date. For purposes of this prospectus, the "beneficial owner" of any old notes means any holder that exercises investment discretion with respect to those old notes.

ABSENCE OF DISSENTERS' RIGHTS

         Holders of the old notes do not have any appraisal or dissenters' rights in connection with the exchange offer.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE AND DELIVERY OF NEW NOTES

         On the settlement date, new notes to be issued in exchange for old notes in the exchange offer, if consummated, will be delivered in book-entry form.

         We will be deemed to accept validly tendered old notes that have not been validly withdrawn as provided in this prospectus when, and if, we give oral or written notice of acceptance to the exchange agent. Subject to the terms and conditions of the exchange offer, delivery of the new notes will be made by the exchange agent on the settlement date following receipt of that notice. The exchange agent will act as agent for tendering holders of old notes for the purpose of receiving old notes and transmitting new notes as of the settlement date. If any tendered old notes are not accepted for any reason described in the terms and conditions of the exchange offer, such unaccepted old notes will be returned without expense to the tendering holders as promptly as practicable after the expiration or termination of the exchange offer.

PROCEDURES FOR TENDERING

         If you wish to participate in the exchange offer and your old notes are held by a custodial entity such as a bank, broker-dealer, trust company or other nominee, you must instruct that custodial entity to tender your old notes on your behalf pursuant to the procedures of that custodial entity.

         To participate in the exchange offer, your must either:

         - complete, sign and date a letter of transmittal, or a facsimile thereof, in accordance with the instructions in the letter of transmittal, including guaranteeing the signatures to the letter of transmittal, if required, and mail or otherwise deliver the letter of transmittal or a facsimile thereof, together with the certificates representing your old notes specified in the letter of transmittal, to the exchange agent at the address listed in the letter of transmittal, for receipt on or prior to the expiration date; or

         - comply with the ATOP procedures for book-entry transfer described below on or prior to the expiration date.

         The exchange agent and DTC have confirmed that the exchange offer is eligible for ATOP. The letter of transmittal, or a facsimile thereof, with any required signature guarantees, or, in the case of book-entry transfer, an agent's message in lieu of the letter of transmittal, and any other required documents, must be transmitted to and received by the exchange agent on or prior to the expiration date at the address listed under "Exchange Agent." Old notes will not be deemed to have been tendered until the letter of transmittal and signature guarantees, if any, or agent's message, is received by the exchange agent.

         The method of delivery of old notes, the letter of transmittal, and all other required documents to the exchange agent is at the election and risk of the holder. Holders should use an overnight or hand delivery service, properly insured. In all cases, sufficient time should be allowed to assure delivery to and receipt by the exchange agent on or prior to the expiration date. DO NOT SEND THE LETTER OF TRANSMITTAL OR ANY OLD NOTES TO ANYONE OTHER THAN THE EXCHANGE AGENT.

BOOK-ENTRY DELIVERY PROCEDURES FOR TENDERING OLD NOTES HELD WITH DTC

         If you wish to tender old notes held on your behalf by a nominee with DTC, you must:

         - inform your nominee of your interest in tendering your old notes pursuant to the exchange offer; and

         - instruct your nominee to tender all old notes you wish to be tendered in the exchange offer into the exchange agent's account at DTC on or prior to the expiration date.

         Any financial institution that is a nominee in DTC, including Euroclear and Clearstream, must tender old notes by effecting a book-entry transfer of old notes to be tendered in the exchange offer into the account of the exchange agent at DTC by electronically transmitting its acceptance of the exchange offer through the ATOP procedures for transfer. DTC will then verify the acceptance, execute a book-entry delivery to the exchange agent's account at DTC and send an agent's message to the exchange agent. An "agent's message" is a message, transmitted by DTC to, and received by, the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from an organization that participates in DTC, which we refer to as a "participant," tendering old notes that the participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce the agreement against the participant. A letter of transmittal need not accompany tenders effected through ATOP.

PROPER EXECUTION AND DELIVERY OF THE LETTER OF TRANSMITTAL

         Signatures on a letter of transmittal or notice of withdrawal described under "--Withdrawal of Tenders," as the case may be, must be guaranteed by an eligible guarantor institution unless the old notes tendered pursuant to the letter of transmittal are tendered for the account of an eligible institution.

         If signatures on a letter of transmittal or notice of withdrawal are required to be guaranteed, that guarantee must be made by an eligible institution.

         If the letter of transmittal is signed by the holders of old notes tendered thereby, the signatures must correspond with the names as written on the face of the old notes without any alteration, enlargement or any change whatsoever. If any of the old notes tendered thereby are held by two or more holders, each of those holders must sign the letter of transmittal. If any of the old notes tendered thereby are registered in different names on different old notes, it will be necessary to complete, sign and submit as many separate letters of transmittal, and any accompanying documents, as there are different registrations of certificates.

         If old notes that are not tendered for exchange pursuant to the exchange offer is to be returned to a person other than the tendering holder, certificates for those old notes must be endorsed or accompanied by an appropriate instrument of transfer, signed exactly as the name of the registered owner appears on the certificates, with the signatures on the certificates or instruments of transfer guaranteed by an eligible institution.

         If the letter of transmittal is signed by a person other than the holder of any old notes listed in the letter of transmittal, those old notes must be properly endorsed or accompanied by a properly completed bond power, signed by the holder exactly as the holder's name appears on those old notes. If the letter of transmittal or any old notes, bond powers or other instruments of transfer are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing, and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

         No alternative, conditional, irregular or contingent tenders will be accepted. By executing the letter of transmittal, or facsimile thereof, the tendering holders of old notes waive any right to receive any notice of the acceptance for exchange of their old notes. Tendering holders should indicate in the applicable box in the letter of transmittal the name and address to which substitute certificates evidencing old notes for amounts not tendered or not exchanged are to be issued or sent, if different from the name and address of the person signing the letter of transmittal. If those instructions are not given, old notes not tendered or exchanged will be returned to the tendering holder.

         All questions as to the validity, form, eligibility, including time of receipt, and acceptance and withdrawal of tendered old notes will be determined by us in our absolute discretion, which determination will be final and binding. We reserve the absolute right to reject any and all tendered old notes determined by us not to be in proper form or not to be tendered properly or any tendered old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive, in our absolute discretion, any defects, irregularities or conditions of tender as to particular old notes, whether or not waived in the case of other old notes. Our interpretation of the terms and conditions of the exchange offer, including the terms and instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within the time we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will be under any duty to give that notification or incur any liability for failure to give that notification. Tenders of old notes will not be deemed to have been made until any defects or irregularities have been cured or waived.

         Any holder whose old notes have been mutilated, lost, stolen or destroyed will be responsible for obtaining replacement securities or for arranging for indemnification with the trustee of the old notes.

WITHDRAWAL OF TENDERS

         You may withdraw tenders of old notes at any time prior to the expiration date.

         For a withdrawal of a tender to be effective, a written or facsimile transmission notice of withdrawal must be received by the exchange agent prior to the expiration date at its address listed in this prospectus. The withdrawal notice must:

         (1) specify the name of the tendering holder of old notes;

         (2) bear a description of the old notes to be withdrawn;

         (3) specify, in the case of old notes tendered by delivery of certificates for those old notes, the certificate numbers shown on the particular certificates evidencing those old notes;

         (4) specify the aggregate principal amount represented by those old notes;

         (5) specify, in the case of old notes tendered by delivery of certificates for those old notes, the name of the registered holder, if different from that of the tendering holder, or specify, in the case of old notes tendered by book-entry transfer, the name and number of the account at DTC to be credited with the withdrawn old notes; and

         (6) be signed by the holder of those old notes in the same manner as the original signature on the letter of transmittal, including any required signature guarantees, or be accompanied by evidence satisfactory to us that the person withdrawing the tender has succeeded to the beneficial ownership of those old notes.

         The signature on any notice of withdrawal must be guaranteed by an eligible guarantor institution, unless the old notes have been tendered for the account of an eligible guarantor institution. An "eligible guarantor institution" is one of the following firms or other entities identified in Rule 17Ad-15 under the Exchange Act (as the terms are used in Rule 17Ad-15):

         (1)      a bank;

         (2) a broker-dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker;

         (3)      a credit union;

         (4) a national securities exchange, registered securities association or clearing agency; or

         (5) a savings institution that is a participant in a Securities Transfer Association recognized program.

         Withdrawal of tenders of old notes may not be rescinded, and any old notes validly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the exchange offer. Validly withdrawn old notes may, however, be re-tendered by again following one of the procedures described in "--Procedures for Tendering" on or prior to the expiration date.

EXCHANGE AGENT

         Global Bondholder Services Corporation has been appointed as the exchange agent for the exchange offer. Letters of transmittal and all correspondence in connection with the exchange offer should be sent or delivered by each holder of old notes, or a beneficial owner's commercial bank, broker, dealer, trust company or other nominee, to the exchange agent at its address listed on the back cover page of the letter of transmittal. We will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable, out-of-pocket expenses.

ANNOUNCEMENTS

         We may make any announcement required pursuant to the terms of this prospectus through a reasonable press release or other public announcement in our sole discretion; provided, that, if any such announcement is made by issuing a press release to the Dow Jones News Service, such announcement shall be reasonable and sufficient.

OTHER FEES AND EXPENSES

         We will bear the expenses of soliciting tenders of the old notes. The principal solicitation is being made by mail. Additional solicitations may, however, be made by e-mail, facsimile transmission, telephone or in person by our officers and other employees and those of our affiliates.

         Tendering holders of old notes will not be required to pay any fee or commission to the exchange agent. If, however, a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company or other institution, that holder may be required to pay brokerage fees or commissions.

                          DESCRIPTION OF THE NEW NOTES

         Provided below is a description of the specific terms of the new notes. This description is subject to, and is qualified in its entirety by reference to, all the provisions of the indenture, including the definitions of terms in the indenture. When used in this section, the terms "Citigroup," "we," "our" and "us" refer solely to Citigroup Inc. and not to its consolidated subsidiaries.

GENERAL

         The new notes offered by this prospectus are a series of subordinated debt securities issued under the indenture. The new notes will be issued only in fully registered form without coupons, in denominations of $1,000 and integral multiples thereof. All the new notes are unsecured obligations of Citigroup and will rank equal in right of payment to all other unsecured and subordinated indebtedness of Citigroup, whether currently existing or hereinafter created, other than subordinated indebtedness which is designated as junior to the new notes.

         Citigroup may, without notice to or consent of the holders or beneficial owners of the new notes, issue additional notes having the same ranking, interest rate, maturity and other terms as the new notes. Any such additional notes issued could be considered part of the same series of notes under the indenture as the new notes.

         The new notes are not redeemable prior to maturity except upon the occurrence of certain tax events. See "-- Redemption for Tax Purposes." The redemption price for the new notes will be 100% of the principal amount thereof plus accrued and unpaid interest to the date of the redemption. The new notes are not subject to any sinking fund.

         The new notes will be issued within three business days following acceptance for payment, or as soon as practicable thereafter (the "settlement date"). The new notes will bear interest at a rate of 5.00% per annum. Interest on the new notes will be payable semi-annually in arrears on March 15 and September 15 of each year, beginning on March 15, 2005. All payments of interest on new notes will be made to the persons in whose names the new notes are registered on the close of business on the March 1 or September 1 preceding the interest payment date.


         The subordinated debt indenture, dated April 12, 2001, has been filed with the SEC and is incorporated by reference in the registration statement (No. 333-120193) under the Securities Act of which this prospectus forms a part.


         You can receive a copy of this document and the indenture by following the directions on page 42.

         Payments of principal and interest on the new notes issued in book-entry form and in definitive form, if any, will be made as described below under "-- Depository Procedures."

         The notes are subject to the defeasance provisions described below under "-- Defeasance" and to the covenant described below under "--Covenants."


         The new notes will rank subordinate and junior in right of payment to Citigroup's senior indebtedness, as described below under "--Ranking." On a consolidated basis, the aggregate principal amount of senior indebtedness of Citigroup outstanding as of September 30, 2004 was approximately $280.7 billion. This senior indebtedness consisted of approximately $217.5 billion of term debt, approximately $31.1 billion of commercial paper and approximately $32.1 billion of other short-term borrowings.


         Because Citigroup is a holding company, the claims of creditors of Citigroup's subsidiaries will have a priority over Citigroup's equity rights and the rights of Citigroup's creditors, including the holders of debt securities, to participate in the assets of the subsidiary upon the subsidiary's liquidation.

INTEREST RATE

         The new notes will bear interest at a rate of 5.00% per annum.

         Interest on the new notes will accrue from September 16, 2004, the date on which interest began to accrue on the old notes and will be payable semi-annually in arrears on March 15 and September 15 of each year, starting March 15, 2005. All payments of interest on new notes will be made to the persons in whose names the new notes are registered on the close of business on the March 1 or September 1 preceding the interest payment date. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. All dollar amounts resulting from this calculation will be rounded to the nearest cent. If either a date for payment of principal or interest, the maturity date of the new notes or a redemption date falls on a day that is not a business day, the payment due on such date will be postponed to the next succeeding business day, and no further interest will accrue in respect of such postponement.

LISTING

         Citigroup intends to apply to list the notes on the Luxembourg Stock Exchange but it is not required to maintain any such listing.

                  The European Commission has proposed a Directive of the European Parliament and of the Council (2003/0045 (COD), the "Transparency Directive") on the harmonization of transparency requirements relating to financial information of issuers whose securities are admitted to trading on a regulated market in the European Union, such as the Luxembourg Stock Exchange. If the Transparency Directive is adopted and is implemented in Luxembourg in a manner that would require Citigroup to publish its financial statements according to accounting principles or standards that are materially different from U.S. generally accepted accounting principles or that would otherwise impose requirements on Citigroup that it in good faith determines are unduly burdensome, Citigroup may de-list the notes. Citigroup will use its reasonable best efforts to obtain an alternative admission to listing, trading and/or quotation for the notes by another listing authority, exchange and/or system within or outside the European Union, as it may decide. If such an alternative admission is not available to Citigroup or is, in Citigroup's opinion, unduly burdensome, an alternative admission may not be obtained. Notice of any de-listing and/or alternative admission will be given as described in "--Notices" below.

RANKING

         The new notes will be issued under the indenture and will be unsecured obligations of Citigroup and will rank subordinated and junior in right of payment, to the extent set forth in the indenture, to all "Senior Indebtedness" (as defined below) of Citigroup. Under the indenture, the new notes together with any old notes that remain outstanding after the completion of the exchange offer (which we refer to collectively as the "notes") constitute a single series of notes.

         If Citigroup defaults in the payment of any principal of, or premium, if any, or interest on any Senior Indebtedness when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, Citigroup cannot make a payment on account of or redeem or otherwise acquire the new notes. Nevertheless, holders of new notes may still receive and retain:

         - securities of Citigroup or any other corporation provided for by a plan of reorganization or readjustment that are subordinate, at least to the same extent that the new notes are subordinate to Senior Indebtedness; and

         -        payments made from a defeasance trust as described below.

         If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to Citigroup, its creditors or its property, then all Senior Indebtedness must be paid in full before any payment may be made to any holders of new notes. Holders of new notes must return and deliver any payments received by them, other than in a plan of reorganization or through a defeasance trust as described below, directly to the holders of Senior Indebtedness until all Senior Indebtedness is paid in full.

         "Senior Indebtedness" means with respect to Citigroup:

         (1) the principal, premium, if any, and interest in respect of (A) indebtedness of Citigroup for money borrowed and (B) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by Citigroup, including all indebtedness (whether now or hereafter outstanding) issued under the senior debt indenture, dated as of March 15, 1987, between Citigroup and The Bank of New York, as trustee, as the same may be amended, modified or supplemented from time to time;

         (2) all capital lease obligations of Citigroup;

         (3) all obligations of Citigroup issued or assumed as the deferred purchase price of property, all conditional sale obligations of Citigroup and all obligations of Citigroup under any conditional sale or title retention agreement (but excluding trade accounts payable in the ordinary course of business);

         (4) all obligations, contingent or otherwise, of Citigroup in respect of any letters of credit, banker's acceptance, security purchase facilities and similar credit transactions;

         (5) all obligations of Citigroup in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

         (6) all obligations of the type referred to in clauses (1) through (5) of other persons for the payment of which Citigroup is responsible or liable as obligor, guarantor or otherwise ("guarantees"); and

         (7) all obligations of the type referred to in clauses (1) through (6) of other persons secured by any lien on any property or asset of Citigroup (whether or not such obligation is assumed by Citigroup);

         except that Senior Indebtedness does not include obligations in respect of:

         (a) subordinated debt securities issued prior to July 23, 2004 pursuant to the subordinated debt indenture, which we refer to as "subordinated debt securities;"

         (b) any indebtedness issued under the indenture, dated as of July 17, 1998, between Citigroup and Bank One Trust Company, National Association, as trustee, as supplemented;

         (c) any indebtedness issued to a Citigroup Trust before May 31, 2004 under the indenture, dated as of October 7, 1996, between Citigroup (formerly known as Travelers Group Inc.) and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee, as supplemented (the "1996 junior subordinated debt indenture");

         (d) any guarantee entered into by Citigroup before May 31, 2004 in respect of any preferred securities, capital securities or preference stock of a Citigroup Trust to which Citigroup issued any indebtedness under the 1996 junior subordinated debt indenture; and

         (e) any indebtedness or any guarantee that is by its terms subordinated to or pari passu with, the subordinated debt securities and the issuance of which, in the case of this clause (e) only, (x) has received the concurrence or approval of the staff of the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York or (y) does not at the time of issuance prevent the subordinated debt securities from qualifying for tier 2 capital treatment (irrespective of any limits on the amount of Citigroup's tier 2 capital) under the applicable capital adequacy guidelines, regulations, policies or published interpretations of the Board of Governors of the Federal Reserve System.

         "Citigroup Trust" means each of Citigroup Capital II, Citigroup Capital IV, Citigroup Capital VII, Citigroup Capital VIII, Citigroup Capital IX, Citigroup Capital X, Citigroup Capital XI, Citigroup Capital XII and Citigroup Capital XIII, each a Delaware statutory business trust.

         "Junior Subordinated Debt" means Citigroup's:

         - 6.00% Junior Subordinated Deferrable Interest Debentures due September 27, 2034;

         - 6.10% Junior Subordinated Deferrable Interest Debentures due September 30, 2033;

         - 6.00% Junior Subordinated Deferrable Interest Debentures due February 14, 2033;

         - 6.950% Junior Subordinated Deferrable Interest Debentures due September 15, 2031;

         - 7 1/8% Junior Subordinated Deferrable Interest Debentures due July 31, 2031;

         - 6 7/8% Junior Subordinated Deferrable Interest Debentures due March 15, 2029;

         - 7 3/4% Junior Subordinated Deferrable Interest Debentures due December 1, 2036;

         - other notes or other obligations which may be issued under the indenture, dated as of October 7, 1996, between Citigroup and JPMorgan Chase Bank, as trustee; and

         - indebtedness that is by its terms subordinated to, or ranks on an equal basis with, the Junior Subordinated Debt.

         "Capital Securities Guarantees" means the guarantees issued by Citigroup in connection with:

         -        the 6.00% Capital Securities of Citigroup Capital XI;

         -        the 6.10% Capital Securities of Citigroup Capital X;

         -        the 6.00% Capital Securities of Citigroup Capital IX;

         -        the 6.950% Capital Securities of Citigroup Capital VIII;

         -        the 7 1/8% Capital Securities of Citigroup Capital VII;

         -        the 6 7/8% Capital Securities of Citigroup Capital VI;

         -        the 7 3/4% Trust Preferred Securities of Citigroup Capital II;
                  and

         - any existing or future preferred or preference stock, including capital securities, that is by its terms subordinated to, or ranks on an equal basis with, the Capital Securities.

LIMITATIONS ON MERGERS AND SALES OF ASSETS

         The indenture provides that Citigroup will not merge or consolidate with another corporation or sell other than for cash or lease all or substantially all its assets to another corporation, or purchase all or substantially all the assets of another corporation unless either (1) Citigroup is the continuing corporation or (2) the successor corporation, if other than Citigroup, expressly assumes by supplemental indenture the obligations evidenced by the new notes.

COVENANTS

         The indenture provides that any securities issued thereunder shall either (x) be issued with the concurrence or approval of the staff of the Federal Reserve Bank of New York or the staff of the Board of Governors of the Federal Reserve System or (y) qualify at the time of issuance for Tier 2 capital treatment (irrespective of any limits on the amount of the Company's Tier 2 capital) under the applicable capital adequacy guidelines, regulations, policies or published interpretations of the Board of Governors of the Federal Reserve System.

         The indenture does not contain any covenants or provisions that would protect holders of new notes in the event of a highly leveraged transaction.

MODIFICATION OF THE INDENTURE

         Under the indenture, Citigroup and the trustee can enter into supplemental indentures to establish the form and terms of any series of debt securities without obtaining the consent of any holder of debt securities.

         Citigroup and the trustee may, with the consent of the holders of at least a majority in aggregate principal amount of the notes, modify the indenture or the rights of the holders of the notes.

         No such modification may, without the consent of each holder of notes so affected:

         -        change the fixed maturity of such new notes;

         -        reduce the rate of interest on such new notes;

         -        reduce the principal amount of such new notes;

         - reduce the amount of the principal of any new notes issued originally at a discount;

         -        change the currency in which any new notes are payable; or

         - impair the right to sue for the enforcement of any such payment on or after the maturity of such new notes.

         In addition, no such modification may:

         - reduce the percentage of notes whose holders need to consent to the modification without the consent of such holders; or

         - change, without the written consent of the trustee, the rights, duties or immunities of the trustee.

         In addition, the indenture may not be amended without the consent of each holder of notes affected thereby to modify the subordination of the new notes in a manner adverse to the holders of the new notes.

EVENTS OF DEFAULT AND DEFAULTS

         Defaults under the indenture with respect to the new notes are:

         -        failure to pay required interest on the new notes for 30 days;

         -        failure to pay principal on the new notes when due;

         - failure to perform for 90 days after notice any other covenant in the indenture other than a covenant included in the indenture solely for the benefit of a series of debt securities other than the new notes; and

         - certain events of bankruptcy or insolvency, whether voluntary or not.

The only events of default under the indenture with respect to the new notes are events of insolvency or bankruptcy, whether voluntary or not. There is no event of default, and accordingly there is no right of acceleration, in the case of a default in the payment of principal of, or interest on, the new notes, the performance of any other covenant of Citigroup in the indenture or any other default that is not also an event of default.

         If an event of default regarding the new notes were to occur and be continuing, either the trustee or holders of 25% in principal amount of notes may declare the new notes due and payable.

         Citigroup is required to file annually with the trustee a statement of an officer as to the fulfillment by Citigroup of its obligations under the indenture during the preceding year.

         Holders of a majority in principal amount of the outstanding notes will be entitled to control certain actions of the trustee under the indenture and to waive past defaults regarding the new notes. The trustee generally will not be under any obligation to act at the request, order or direction of any of the holders of new notes, unless one or more of such holders shall have offered to the trustee reasonable security or indemnity.

         If an event of default occurs regarding the new notes, the trustee may use any sums that it collects under the indenture for its own reasonable compensation and expenses incurred prior to paying the holders of the new notes.

         Before any holder of new notes may institute action for any remedy, except payment on such holder's new notes when due, the holders of not less than 25% in principal amount of the new notes outstanding must request the trustee to take action. Holders must also offer satisfactory security and indemnity against liabilities incurred by the trustee for taking such action.

DEFEASANCE

         After Citigroup has deposited with the trustee cash or U.S. government securities in trust for the benefit of the holders sufficient to pay the principal of and interest on the notes when due, then Citigroup, at its option:

         - will be deemed to have paid and satisfied its obligations on all outstanding notes, which is known as "defeasance and discharge;" or

         - will cease to be under any obligation, other than to pay when due the principal of and interest on the notes, which is known as "covenant defeasance."

         In the case of covenant defeasance, Citigroup must also deliver to the trustee an opinion of counsel to the effect that the holders of the new notes will have no United States federal income tax consequences as a result of such deposit.

         When there is a defeasance and discharge, (1) the indenture will no longer govern the new notes, (2) Citigroup will no longer be liable for payment and (3) the holders of the new notes will be entitled only to the deposited funds. When there is a covenant defeasance, however, Citigroup will continue to be obligated to make payments when due if the deposited funds are not sufficient.

         The obligations and rights under the indenture regarding compensation, reimbursement and indemnification of the trustee, optional redemption, mandatory and optional scheduled installment payments, if any, registration of transfer and exchange of the new notes, replacement of mutilated, destroyed, lost or stolen new notes and certain other administrative provisions will continue even if Citigroup exercises its defeasance and discharge or covenant defeasance options.

         Under current United States federal income tax law, defeasance and discharge should be treated as a taxable exchange of the new notes for an interest in the trust. As a consequence, each holder of new notes would recognize gain or loss equal to the difference between the value of the holder's interest in the trust and holder's adjusted tax basis for the new notes deemed exchanged, except to the extent attributable to accrued but unpaid interest, which will be taxable as ordinary income. Each holder would then be required to include in income his share of any income, gain and loss recognized by the trust. Even though United States federal income tax on the deemed exchange would be imposed on a holder, the holder would not receive any cash until the maturity or an earlier redemption of new notes, except for any current interest payments. Prospective investors are urged to consult their tax advisors as to the specific consequences of a defeasance and discharge, including the applicability and effect of tax laws other than the United States federal income tax law. Under current United States federal income tax law, a covenant defeasance would not be treated as a taxable exchange of new notes.

         Under the indenture, Citigroup must also deliver to the trustee an opinion of counsel to the effect that the holders of the new notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and discharge or covenant defeasance and that United States federal income tax would be imposed on the holders in the same manner as if such defeasance and discharge had not occurred. In the case of a defeasance and discharge, such opinion must be based upon a ruling or administrative pronouncement of the Internal Revenue Service.

PAYMENT OF ADDITIONAL AMOUNTS

         OBLIGATION TO PAY ADDITIONAL AMOUNTS

         Citigroup will pay additional amounts to the beneficial owner of any new note that is a non-U.S. person in order to ensure that every net payment on such new note will not be less, due to payment of U.S. withholding tax, than the amount then due and payable. For this purpose, a "net payment" on a new note means a payment by Citigroup or a paying agent, including payment of principal and interest, after deduction for any present or future tax, assessment or other governmental charge of the U.S. These additional amounts will constitute additional interest on the new note.

         Exceptions

         Citigroup will not be required to pay additional amounts, however, in any of the circumstances described in items (1) through (13) below.

         (1) Additional amounts will not be payable if a payment on a new note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner:

                  - having a relationship with the U.S. as a citizen, resident or otherwise;

                  -        having had such a relationship in the past; or

                  -        being considered as having had such a relationship.

         (2) Additional amounts will not be payable if a payment on a new note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner:

                  - being treated as present in or engaged in a trade or business in the U.S.;

                  - being treated as having been present in or engaged in a trade or business in the U.S. in the past; or

                  - having or having had a permanent establishment in the U.S.

         (3) Additional amounts will not be payable if a payment on a new note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner being or having been any of the following (as these terms are defined in the Internal Revenue Code of 1986, as amended):

                  -        personal holding company;

                  -        foreign personal holding company;

                  - foreign private foundation or other foreign tax-exempt organization;

                  -        passive foreign investment company;

                  -        controlled foreign corporation; or

                  - corporation which has accumulated earnings to avoid U.S. federal income tax.

         (4) Additional amounts will not be payable if a payment on a new note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner owning or having owned, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of Citigroup entitled to vote or by reason of the beneficial owner being a bank that has invested in a new note as an extension of credit in the ordinary course of its trade or business.

For purposes of items (1) through (4) above, "beneficial owner" means a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership, limited liability company, corporation or other entity, or a person holding a power over an estate or trust administered by a fiduciary holder.

         (5) Additional amounts will not be payable to any beneficial owner of a new note that is a:

                  -        fiduciary;

                  -        partnership;

                  -        limited liability company; or

                  -        other fiscally transparent entity

or that is not the sole beneficial owner of the new note, or any portion of the new note. However, this exception to the obligation to pay additional amounts will only apply to the extent that a beneficiary or settlor in relation to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment.

         (6) Additional amounts will not be payable if a payment on a new note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the failure of the beneficial owner or any other person to comply with applicable certification, identification, documentation or other information reporting requirements. This exception to the obligation to pay additional amounts will only apply if compliance with such reporting requirements is required by statute or regulation of the U.S. or by an applicable income tax treaty to which the U.S. is a party as a precondition to exemption from such tax, assessment or other governmental charge.

         (7) Additional amounts will not be payable if a payment on a new note is reduced as a result of any tax, assessment or other governmental charge that is collected or imposed by any method other than by withholding from a payment on a new note by Citigroup or a paying agent.

         (8) Additional amounts will not be payable if a payment on a new note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later.

         (9) Additional amounts will not be payable if a payment on a new note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld by reason of the presentation by the beneficial owner of a new note for payment more than 30 days after the date on which such payment becomes due or is duly provided for, whichever occurs later.

         (10) Additional amounts will not be payable if a payment on a new note is reduced as a result of any:

                  -        estate tax;

                  -        inheritance tax;

                  -        gift tax;

                  -        sales tax;

                  -        excise tax;

                  -        transfer tax;

                  -        wealth tax;

                  -        personal property tax or

                  - any similar tax, assessment, withholding, deduction, or other governmental charge.

         (11) Additional amounts will not be payable if a payment on a new note is reduced as a result of any tax, assessment, or other governmental charge required to be withheld by any paying agent from a payment of principal or interest on a new note if such payment can be made without such withholding by any other paying agent.

         (12) Additional amounts will not be payable if a payment on a new note is reduced as a result of any tax, assessment or other governmental charge that is required to be made pursuant to any European Union directive on the taxation of savings income or any law implementing or complying with, or introduced to conform to, any such directive. See "-- EU Directive on the Taxation of Savings Income" below.

         (13) Additional amounts will not be payable if a payment on a new note is reduced as a result of any combination of items (1) through (12) above.

         Except as specifically provided in this section ("Payment of Additional Amounts") and under "-- Redemption for Tax Purposes" below, Citigroup will not be required to make any payment of any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of such government.

         RELEVANT DEFINITIONS

         As used in this prospectus supplement, "U.S. person" means:

                  - any individual who is a citizen or resident of the U.S.;

                  - any corporation, partnership or other entity treated as a corporation or partnership created or organized in or under the laws of the U.S. or any political subdivision thereof;

                  - any estate if the income of such estate falls within the federal income tax jurisdiction of the U.S. regardless of the source of such income; and

                  - any trust if a U.S. court is able to exercise primary supervision over its administration and one or more
                           U. S. persons have the authority to control all of the substantial decisions of the trust.

         Additionally, "non-U.S. person" means a person who is not a U.S. person, and "U.S." means the United States of America, including the states of the United States of America and the District of Columbia, but excluding its territories and possessions.

REDEMPTION FOR TAX PURPOSES

         REDEMPTION PROCEDURE

         Citigroup may, at its option, redeem the new notes as a whole, but not in part, on not less than 30 nor more than 60 days' prior notice, only in the circumstances described in items (1) or (2) below under "-- Redemption Circumstances." To redeem, Citigroup must pay a redemption price equal to 100% of the principal amount of the new notes, together with accrued and unpaid interest to the redemption date.

         Redemption Circumstances

         There are two sets of circumstances in which Citigroup may redeem the new notes in the manner described above under "-- Redemption Procedure:"

         (1) Citigroup may redeem the new notes if:

                  - Citigroup becomes or will become obligated to pay additional amounts as described under "-- Payment of Additional Amounts" above;

                  - the obligation to pay additional amounts arises as a result of any change in the laws, regulations or rulings of the U.S., or an official position regarding the application or interpretation of such laws, regulations or rulings, which change is announced or becomes effective on or after the expiration date of this exchange offer; and

                  - Citigroup determines, in its business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to it, other than substituting the obligor under the new notes or taking any action that would entail a material cost to Citigroup.

         (2) Citigroup may also redeem the new notes if:

                  - any act is taken by a taxing authority of the U.S. on or after the expiration date of this exchange offer, whether or not such act is taken in relation to Citigroup or any affiliate, that results in a substantial probability that Citigroup will or may be required to pay additional amounts as described under "-- Payment of Additional Amounts" above;

                  - Citigroup determines, in its business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to it, other than substituting the obligor under the new notes or taking any action that would entail a material cost to Citigroup; and

                  - Citigroup receives an opinion of independent counsel to the effect that an act taken by a taxing authority of the U.S. results in a substantial probability that Citigroup will or may be required to pay the additional amounts described under "-- Payment of Additional Amounts" above, and delivers to the trustee a certificate, signed by a duly authorized officer, stating that based on such opinion Citigroup is entitled to redeem the new notes pursuant to their terms.

UNCLAIMED FUNDS

         All funds deposited with the trustee or paying agent for the payment of principal, interest or additional amounts in respect of the new notes that remain unclaimed for two years after the maturity date of the notes will be repaid to Citigroup upon its request. Thereafter, any right of any holder to such funds shall be enforceable only against Citigroup, and the trustee and paying agents will have no liability therefore.

EU DIRECTIVE ON THE TAXATION OF SAVINGS INCOME

         On June 3, 2003, the Council of the European Union adopted a new directive (Council Directive 2003/48/EC) regarding the taxation of savings income. The directive is scheduled to be applied by member states beginning on July 1, 2005, provided that certain non-member states adopt similar measures as of the same date. Under the directive, each member state will be required to provide the tax authorities of each other member state and certain non-member states with details of payment of interests of or other similar income paid by a person within its jurisdiction to individuals resident in such other member state or relevant non-member state. Austria, Belgium and Luxembourg will instead impose a withholding tax on such income for a transitional period, rising to a rate of 35%. As indicated above under "--Payment of Additional Amounts - Exceptions," no additional amounts will be payable with respect to a note if a payment on a note is reduced as a result of any tax, assessment or other governmental charge that is required to be made pursuant to any European Union directive on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, any such directive. Holders should consult their tax advisers regarding the implications of the directive in their particular circumstances.

INFORMATION CONCERNING THE TRUSTEE

         J.P. Morgan Trust Company, National Association is the trustee under the indenture. We may maintain deposit accounts and conduct banking and other financing transactions with the trustee in the normal course of business.

GOVERNING LAW

         The new notes and the indenture for all purposes will be governed by and construed in accordance with the laws of the State of New York.

BOOK-ENTRY, DELIVERY AND FORM

         Except as set forth below, new notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. New notes will be issued at the closing of the exchange offer only pursuant to valid tenders of old notes.

         The new notes initially will be represented by one or more notes in registered, global form without interest coupons. The global notes will be deposited upon issuance with the trustee as custodian for DTC in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

         Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in definitive form except in the limited circumstances described below. See "--Exchange of Global Notes for Definitive Notes."

         The securities of each beneficial owner of a global note will be evidenced solely by entries on the books of the beneficial owner's securities intermediary. The actual purchaser of the new notes will generally not be entitled to have the new notes represented by the global notes registered in its name and will not be considered the owner under the indenture. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder's ownership of new notes. The book-entry system for holding new notes eliminates the need for physical movement of certificates and is the system through which most publicly traded common stock is held in the U.S. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer or pledge book-entry new notes.

         In this prospectus, for global notes, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the new notes for distribution to participants in accordance with DTC's procedures.

         Citigroup will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

EXCHANGE OF GLOBAL NOTES FOR DEFINITIVE NOTES

         A global note is exchangeable for new notes in registered definitive form ("definitive notes") if:

         (a) DTC is unwilling or unable to continue as depositary for the global note and Citigroup is unable to find a qualified replacement for DTC within 90 days;

         (b) at any time DTC ceases to be a clearing agency registered under the Exchange Act; or

         (c) Citigroup in its sole discretion decides to allow some or all global notes to be exchangeable for definitive notes.

         Unless we indicate otherwise, any global note that is exchangeable will be exchangeable in whole for definitive notes, with the same terms and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples of $1,000 in excess thereof. Definitive notes will be registered in the name or names of the person or persons specified by DTC, Euroclear and Clearstream in a written instruction to the registrar of the new notes. DTC or Euroclear and Clearstream may base its written instruction upon directions they receive from their participants. Thereafter, the holders of the definitive notes will be recognized as the "holders" of the new notes under the indenture.

         The indenture provides for the replacement of a mutilated, lost, stolen or destroyed definitive note, so long as the applicant furnishes to Citigroup and the trustee such security or indemnity and such evidence of ownership as they may require.

         You may transfer or exchange a definitive note or replace any lost, stolen, mutilated or destroyed definitive Note for a new definitive note of the same series and of like tenor and principal amount upon surrender of the definitive note to be transferred or replaced at the office or agency we maintain for this purpose in New York City, which initially will be the office of the trustee, or at the office of any other paying agent we may appoint; provided that all transfers, exchanges and replacements must be effected in accordance with the indenture.

         In addition, for so long as any new notes are listed on the Luxembourg Stock Exchange and the rules and regulations of the Luxembourg Stock Exchange so require, you may transfer for exchange a definitive note or replace any lost, stolen, mutilated or destroyed definitive note for a new definitive note of the same series and of like tenor and principal amount upon surrender, at the office of the Luxembourg paying and transfer agent, of the definitive note to be transferred, together with a form of transfer duly completed and executed and any other evidence that the Luxembourg paying and transfer agent may reasonably require; provided that all transfers, exchanges and replacements must be effected in accordance with the indenture. In the case of a transfer of only part of a definitive note, a new definitive note will be issued to the transferee in respect of the part transferred and a further new definitive note in respect of the balance of the original definitive note not transferred will be issued to the transferor. Each new definitive note to be issued pursuant to these provisions will be available for delivery within three business days of receipt, by the Luxembourg paying and transfer agent at its office, of the definitive note to be transferred, the form of transfer and any other required evidence.

         In the event definitive notes are issued, the holders of definitive notes will be able to receive payments of principal and interest on their new notes at the office of Citigroup's paying agents maintained in the Borough of Manhattan. Payment of principal of a definitive note may be made only against surrender of the new note to Citigroup's paying agent. Citigroup also has the option of mailing checks to the registered holders of the new notes.

         In the event definitive notes are issued, the holders of definitive notes will be able to transfer their new notes, in whole or in part, by surrendering the new notes for registration of transfer at the office of Citibank, National Association, New York, duly endorsed by or accompanied by a written instrument of transfer in form satisfactory to Citigroup and the registrar. Upon surrender, Citigroup will execute, and the authenticating agent will authenticate and deliver, new notes to the designated transferee in the amount being transferred, and a new note for any amount not being transferred will be issued to the transferor. Citigroup will not charge any fee for the registration of transfer or exchange, except that it may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer.

DEPOSITORY PROCEDURES

         The information set out below in connection with DTC, Euroclear and Clearstream, is subject to any change in or reinterpretation of the rules, regulations and procedures of the clearing systems currently in effect. The information in this section concerning the clearing systems has been obtained from sources that we believe to be reliable, but neither we nor any underwriter takes any responsibility for the accuracy thereof.

         Investors wishing to use the facilities of any of the clearing systems are advised to confirm the applicability of the rules, regulations and procedures of the relevant clearing system. Neither Citigroup nor any other party to the fiscal agency agreement will have any responsibility or liability for any aspect of the records relating to, or payments made on account of interests in the notes held through the facilities of, any clearing system or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         GENERAL

         Together, the new notes represented by the global notes will equal the aggregate principal amount of the new notes outstanding at any time. The amount of new notes represented by the global notes is evidenced by the register maintained for that purpose by the registrar. Beneficial interests in the global notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. Except as described herein, individual definitive notes will not be issued in exchange for beneficial interests in the global notes.

         Subject to applicable law and the terms of the indenture, Citigroup and the registrar will treat the persons in whose names the global notes are registered, initially Cede & Co., as owners of such notes for the purpose of receiving payments of principal and interest (and additional amounts, if any) on the new notes and for all other purposes whatsoever. Therefore, none of Citigroup, the registrar or any paying agent has any direct responsibility or liability for the payment of principal of or interest on the new notes to owners of beneficial interests in the global notes. All payments made by Citigroup to the registered holders of the global notes shall discharge the liability of Citigroup under the new notes to the extent of the sums so paid.

         THE DEPOSITORY TRUST COMPANY

         DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York banking law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under section 17A of the Securities Exchange Act of 1934. The rules applicable to DTC and its participants are on file with the SEC.

         The information in this section about DTC has been provided by DTC for information purposes only. Citigroup takes no responsibility for the accuracy of this information, and this information is not intended to serve as a representation, warranty or contract modification of any kind.

         Purchasers may only hold interests in the global notes through DTC if they are a participant in the DTC system. Purchasers may also hold interests through a securities intermediary - banks, brokerage houses and other institutions that maintain securities accounts for customers - that has an account with DTC or its nominee. DTC will maintain accounts showing the securities holdings of its participants, and these participants will in turn maintain accounts showing the securities holdings of their customers. Some of these customers may themselves be securities intermediaries holding debt securities for their customers. Thus, each beneficial owner of a global note will hold that security indirectly through a hierarchy of intermediaries, with DTC at the "top" and the beneficial owner's own securities intermediary at the "bottom."

         DTC is acting as securities depositary for the global notes. The global notes will be issued as fully registered notes registered in the name of Cede & Co. DTC is:

         - a limited-purpose trust company organized under the New York Banking Law;

         -        a "banking organization" under the New York Banking Law;

         -        a member of the Federal Reserve System;

         - a "clearing corporation" under the New York Uniform Commercial Code; and

         - a "clearing agency" registered under the provisions of Section l7A of the United States Securities Exchange Act of 1934, as amended.

         DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants' accounts, thereby eliminating the need for physical movement of securities.

         Direct participants of DTC include securities brokers and dealers (including underwriters), banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Indirect participants of DTC, such as securities brokers and dealers, banks and trust companies, can also access the DTC system if they maintain a custodial relationship with a direct participant.

         If you are not a direct participant or an indirect participant and you wish to purchase, sell or otherwise transfer ownership of, or other interests in, new notes, you must do so through a direct participant or an indirect participant. DTC agrees with and represents to DTC participants that it will administer its book-entry system in accordance with its rules and by-laws and requirements of law. The SEC has on file a set of the rules applicable to DTC and its direct participants.

         Purchases of new notes under DTC's system must be made by or through direct participants, which will receive a credit for the new notes on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owners entered into the transaction. Transfers of ownership interests in the new notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive definitive notes representing their ownership interests in new notes, except in limited circumstances.

         The global notes deposited with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of new notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the new notes. DTC's records reflect only the identity of the direct participants to whose accounts such new notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         CLEARSTREAM

         Clearstream International was incorporated as a limited liability company under Luxembourg law.

         Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thus eliminating the need for physical movement of securities. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in a number of countries. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.Y., the operator of the Euroclear System, to facilitate settlement of trades between Clearstream and Euroclear.

         As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream customers are limited to securities brokers and dealers and banks. Clearstream customers may include the underwriters. Other institutions that maintain a custodial relationship with a Clearstream customer may obtain indirect access to Clearstream. Clearstream is an indirect participant in DTC.

         Distributions with respect to the new notes held beneficially through Clearstream will be credited to cash accounts of Clearstream customers in accordance with its rules and procedures, to the extent received by Clearstream.

         THE EUROCLEAR SYSTEM

         The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of securities and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including United States dollars and Euros. The Euroclear System provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.

         The Euroclear System is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

         The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern:

         -        transfers of securities and cash within the Euroclear System;

         - withdrawal of securities and cash from the Euroclear System and

         - receipts of payments with respect to securities in the Euroclear System.

         All securities in the Euroclear System are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

         Distributions with respect to new notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear Operator and by Euroclear.

DEFINITIVE NOTES AND PAYING AGENTS

         If any of the events described under "--Exchange of Global Notes for Definitive Notes" above occurs, then the beneficial owners of new notes affected by such events will be notified through the relevant chain of intermediaries that definitive notes are available. Beneficial owners of affected book-entry new notes will then be entitled (1) to receive physical delivery in definitive form of definitive notes equal in principal amount to their beneficial interest and (2) to have the definitive notes registered in their names. The definitive notes will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof. Definitive notes will be registered in the name or names of the person or persons DTC specifies in a written instruction to the registrar. DTC may base their written instruction upon directions they receive from its participants. Thereafter, the holders of the definitive notes will be recognized as the "holders" of the new notes under the indenture.

         The indenture provides for the replacement of a mutilated, lost, stolen or destroyed definitive note, so long as the applicant furnishes to Citigroup and the trustee such security or indemnity and such evidence of ownership as they may require.

         In the event definitive notes are issued, the holders of definitive notes will be able to receive payments of principal and interest on their new notes at the office of Citigroup's paying agents maintained in the Borough of Manhattan and, if the definitive notes are listed on the Luxembourg Stock Exchange, at the office of the paying agent in Luxembourg. Payment of principal of a definitive note may be made only against surrender of the new note to one of Citigroup's paying agents. Citigroup also has the option of mailing checks to the registered holders of the new notes.

         Citigroup's paying agent in the Borough of Manhattan is currently the corporate trust office of Citibank, N.A., located at 111 Wall Street, 14th Floor, New York, New York. Citigroup's paying agent and transfer agent in Luxembourg is Dexia Banque Internationale a Luxembourg S.A., currently located at 69, route d'Esch, L-2953 Luxembourg. As long as the new notes are listed on the Luxembourg Stock Exchange, Citigroup will maintain a paying agent and transfer agent in Luxembourg. Any change in the Luxembourg paying agent and transfer agent will be published in Luxembourg. See "--Notices."

         In the event definitive notes are issued, the holders of definitive notes will be able to transfer their new notes, in whole or in part, by surrendering the new notes for registration of transfer at the office of Citibank, N.A., New York and, so long as definitive notes are listed on the Luxembourg Stock Exchange, at the offices of the transfer agent in Luxembourg, duly endorsed by or accompanied by a written instrument of transfer in form satisfactory to Citigroup and the registrar. A form of such instrument of transfer will be available at the offices of Citibank, N.A. and the Luxembourg transfer agent. Upon surrender, Citigroup will execute, and the authenticating agent will authenticate and deliver, new notes to the designated transferee in the amount being transferred, and a new note for any amount not being transferred will be issued to the transferor. Such new notes will be delivered free of charge at the offices of Citibank, N.A. or the Luxembourg transfer agent, as required by the owner of such new notes. Citigroup will not charge any fee for the registration of transfer or exchange, except that it may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer.

NOTICES

         So long as the global notes are held on behalf of DTC or an alternative clearing system, notices to holders of notes represented by a beneficial interest in the DTC global notes may be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be.

         In addition, so long as the new notes are listed on the Luxembourg Stock Exchange, notices will also be made by publication in an authorized newspaper in Luxembourg, which is expected to be the Luxemburger Wort. Any notice will be deemed to have been given on the date of publication or, if published more than once, on the date of the first publication.

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

                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of certain United States federal income tax consequences of the exchange offer and the ownership and disposition of new notes issued pursuant to the exchange offer that may be relevant to a beneficial owner of old notes that is a citizen or resident of the United States or a domestic corporation or otherwise subject to United States federal income tax on a net income basis in respect of the old notes (a "U.S. Holder"). The summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion does not deal with special classes of U.S. Holders, such as dealers in securities or currencies, banks, financial institutions, insurance companies, tax-exempt organizations, persons holding notes as a position in a "straddle" or conversion transaction, or as part of a "synthetic security" or other integrated financial transaction or persons that have a functional currency other than the U.S. dollar. This discussion assumes that the notes are held as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code").

         This discussion does not describe any tax consequences arising out of the laws of any state or local or foreign jurisdiction. Accordingly, each U.S. Holder should consult its own tax advisor with regard to the offer and the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to its particular situation.

TAX CONSEQUENCES TO U.S. HOLDERS WHO PARTICIPATE IN THE EXCHANGE OFFER

         Neither the registration of the old notes pursuant to our obligations under the registration rights agreement nor the U.S. Holder's receipt of new notes in exchange for old notes will constitute a taxable event for U.S. federal income tax purposes. The exchanging U.S. Holder will retain the tax basis in the new notes that the holder had in the old notes. Accordingly, an exchanging U.S. Holder that acquired the old notes with market discount will be treated as having acquired the new notes with market discount in the same amount. An exchanging U.S. Holder's holding period for the new notes will include the U.S. Holder's holding period for the old notes. In addition, because the old notes are treated for U.S. federal income tax purposes as issued with OID, a U.S. Holder will be required to include OID in income with respect to the new notes in the same manner and amount as with respect to the old notes, as described below.

TAX CONSEQUENCES OF HOLDING AND DISPOSING OF THE NEW NOTES

         Payments of interest with respect to the new notes will be taxable to a U.S. Holder as ordinary income at the time such payments are accrued or are received, in accordance with the U.S. Holder's method of tax accounting. Thus, accrual method U.S. Holders will report stated interest on the new notes as it accrues, and cash method U.S. Holders will report stated interest when it is received or unconditionally made available for receipt.

         A U.S. Holder will be required to include OID on the new notes in income as it accrues on a constant yield basis regardless of the U.S. Holder's method of accounting. A U.S. Holder's adjusted basis in new notes will be increased by the amount of OID included in income with respect to the new notes.

         Subject to the discussion of market discount below, a U.S. Holder generally will recognize gain or loss on the sale, redemption or other disposition of the new notes in an amount equal to the difference between the amount realized on such sale, redemption or other disposition (less any amounts attributable to accrued but unpaid interest, which will be taxable as such) and the U.S. Holder's adjusted tax basis in the new notes. An exchanging U.S. Holder's adjusted tax basis in new notes will be such U.S. Holder's adjusted tax basis in the old notes surrendered for such new notes, as described above, increased by the amount of any OID included in income by the U.S. Holder and any market discount previously taken into account by the U.S. Holder and reduced by the amount of any payments other than qualified stated interest received by the U.S. Holder and any amortizable bond premium previously amortized by the U.S. Holder with respect to the new notes. Gain or loss realized by a U.S. Holder on such sale, redemption or other disposition generally will be long-term capital gain or loss if, at the time of the disposition, the U.S. Holder's holding period in the new notes is more than one year.

         Any gain realized by a U.S. Holder on the sale, redemption or other disposition of the new notes will be treated as ordinary income to the extent of the market discount that has accrued on the new notes. An exchanging U.S. Holder's accrued market discount on the new notes will include the amount of market discount accrued on the old notes surrendered in exchange for such new notes during the period such old notes were held by the U.S. Holder.

INFORMATION REPORTING AND BACKUP WITHHOLDING

         A U.S. Holder may be subject to backup withholding with respect to payments received with respect to the new notes unless the U.S. Holder (a) is a corporation or comes within certain other exempt categories and demonstrates this fact, or (b) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against such U.S. Holder's United States federal income tax liability and may entitle such U.S. Holder to a refund, provided that the required information is furnished to the IRS.

NON-U.S. HOLDERS

         As discussed above with respect to U.S. Holders, neither the registration of the old notes pursuant to our obligations under the registration rights agreement nor the receipt of new notes in exchange for old notes will be a taxable event for U.S. federal income tax purposes for a beneficial owner of old notes that is not a U.S. Holder (a "Non-U.S. Holder"). Such Non-U.S. Holders will recognize income in respect of the old notes at the same time and in the same amounts as they would have recognized such income had the exchange offer not occurred.

         A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on payments of interest or accrued OID with respect to the new notes, provided (i) the Non-U.S. Holder does not actually or constructively own 10 percent or more of the combined voting power of all classes of our stock and is not a controlled foreign corporation related to us through stock ownership, and (ii) the Non-U.S. Holder provides a properly completed Form W-8BEN establishing its status as a Non-U.S. Holder, or otherwise satisfies certain documentary evidence requirements for establishing that it is a Non-U.S. Holder. In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized on the sale, redemption or other disposition of the new notes unless the Non-U.S. Holder is an individual present in the United States for 183 days or more in the taxable year and certain other conditions are met.

                              ERISA CONSIDERATIONS

         A fiduciary of a pension, profit-sharing or other employee benefit plan governed by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards of ERISA in the context of the ERISA plan's particular circumstances before authorizing an exchange of old notes for new notes. Among other factors, the fiduciary should consider whether such an exchange is in accordance with the documents governing the ERISA plan and whether the exchange is appropriate for the ERISA plan in view of its overall investment policy and diversification of its portfolio.

         Certain provisions of ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), prohibit employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, plans described in Section 4975(e)(1) of the Code (including, without limitation, retirement accounts and Keogh Plans), and entities whose underlying assets include plan assets by reason of a plan's investment in such entities (including, without limitation, as applicable, insurance company general accounts), from engaging in certain transactions involving "plan assets" with parties that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan or entity. Governmental and other plans that are not subject to ERISA or to the Code may be subject to similar restrictions under state, federal or local law. Any employee benefit plan or other entity, to which such provisions of ERISA, the Code or similar law apply, proposing to exchange old notes for new notes should consult with its legal counsel.

         Citigroup has subsidiaries that provide services to many employee benefit plans. Citigroup and any such direct or indirect subsidiary of Citigroup may each be considered a "party in interest" and a "disqualified person" to a large number of plans. An exchange of old notes for new notes by any such plan would be likely to result in a prohibited transaction between the plan and Citigroup.

         Accordingly, any plan or any other person investing "plan assets" of any plan that is subject to the prohibited transaction rules of ERISA or Section 4975 of the Code or other similar law should not exchange old notes for new notes unless one of the following Prohibited Transaction Class Exemptions ("PTCE") issued by the Department of Labor or a similar exemption or exception applies to such exchange:

         - PTCE 96-23 for transactions determined by in-house asset managers;

         - PTCE 95-60 for transactions involving insurance company general accounts;

         - PTCE 91-38 for transactions involving bank collective investment funds;

         - PTCE 90-1 for transactions involving insurance company separate accounts; or

         - PTCE 84-14 for transactions determined by independent qualified professional asset managers.

         Any such plan or other person should also consider whether its holding of old notes constitutes a prohibited transaction and, if so, whether an exemption is available with respect to such transaction.

         Any person who agrees to exchange old notes for new notes will be deemed to have represented and warranted to Citigroup that either:

         (a) it is not a plan subject to Title I and ERISA or Section 4975 of the Code or a person whose assets constitute "plan assets" of any such plan or a governmental plan subject to similar rules;

         (b) its exchange of old notes for new notes is not prohibited because it is exempted by PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption; or

         (c) it is a governmental plan (as defined in section 3 of ERISA) or other plan that is not subject to the provisions of Title I of ERISA or Section 4975 of the Code and its exchange of old notes for new notes is not otherwise prohibited.

         Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that any person considering an exchange of old notes that constitute assets of any plan for new notes consult with its counsel regarding the consequences under ERISA and the Code, or other similar law, of such exchange and the availability of exemptive relief under the class exemptions listed above.

                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date of the exchange offer and ending on the close of business one year after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until , all dealers effecting transactions in the new notes may be required to deliver a prospectus.

         We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Act and any profit of any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Act.

         For a period of one year after the expiration date, we shall promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. Citigroup has agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the new notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the new notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

         This prospectus may also be used by any broker dealer subsidiary of Citigroup in connection with offers and sales of the offered new notes in market-making transactions, including block positioning and block trades, at negotiated prices related to prevailing market prices at the time of sale. Any of Citigroup's broker-dealer subsidiaries may act as principal or agent in such transactions. None of Citigroup's broker-dealer subsidiaries have any obligation to make a market in any of the offered new notes and may discontinue any market-making activities at any time without notice, at its sole discretion.

               DIRECTORS AND EXECUTIVE OFFICERS OF CITIGROUP INC.

         The members of the board of directors of Citigroup are: C. Michael Armstrong, Alain J.P. Belda, George David, Kenneth T. Derr, John M. Deutch, Roberto Hernandez, Ann Dibble Jordan, Dudley C. Mecum, Anne M. Mulcahy, Richard
D. Parsons, Andrall E. Pearson, Charles Prince, Judith Rodin, Robert E. Rubin, Franklin A. Thomas, Sanford I. Weill and Robert B. Willumstad. The Honorable Gerald R. Ford is an honorary director of Citigroup. The executive officers of Citigroup are: Sanford I. Weill, Winfried F.W. Bischoff, Michael A. Carpenter, Robert Druskin, Stanley Fischer, William P. Hannon, Michael S. Helfer, Sallie L. Krawcheck, Marjorie Magner, Victor J. Menezes, Charles Prince, William R. Rhodes, Robert E. Rubin, Todd S. Thomson and Robert B. Willumstad. The business address of each director and executive officer of Citigroup in such capacities is 399 Park Avenue, New York, New York 10043.

                                  LEGAL MATTERS

         The validity of the new notes will be passed upon for Citigroup by John
R. Dye, General Counsel -- Capital Markets of Citigroup. Certain other legal matters with respect to the new notes offered hereby will be passed upon for Citigroup by Cleary, Gottlieb, Steen & Hamilton, New York, New York. Mr. Dye beneficially owns, or has rights to acquire under Citigroup's employee benefit plans, an aggregate of less than 1% of Citigroup's common stock. Cleary, Gottlieb, Steen & Hamilton has from time to time acted as counsel for Citgroup and its subsidiaries and may do so in the future.

                                     EXPERTS


         The consolidated financial statements of Citigroup Inc. as of December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003, have been audited by KPMG LLP, Independent Registered Public Accounting Firm, as set forth in their report dated February 26, 2004 (except as to Note 4, which is as of May 14, 2004) on the consolidated financial statements. The consolidated financial statements for the year ended December 31, 2003 are included in Citigroup's May 14, 2004 Current Report on Form 8-K and are incorporated by reference in this prospectus. The consolidated financial statements included in the May 14, 2004 Current Report on Form 8-K have been conformed to reflect the implementation of the Risk Capital Allocation Methodology on Citigroup's business segment results. The report of KPMG LLP included in this Form 8-K also is incorporated by reference in this prospectus. The report of KPMG LLP refers to changes, in 2003, in Citigroup's methods of accounting for variable interest entities and stock-based compensation, in 2002, in Citigroup's methods of accounting for goodwill and intangible assets and accounting for the impairment or disposal of long-lived assets, and, in 2001, in Citigroup's methods of accounting for derivative instruments and hedging activities, accounting for interest income and impairment on purchased and retained beneficial interests in securitized financial assets, and accounting for goodwill and intangible assets resulting from business combinations consummated after June 30, 2001. The consolidated financial statements of Citigroup referred to above are incorporated by reference in this prospectus in reliance upon such report and upon the authority of that Firm as experts in accounting and auditing.


                               GENERAL INFORMATION

         Application has been made to list the new notes on the Luxembourg Stock Exchange. In connection with the listing application, the certificate of incorporation and the by-laws of Citigroup and a legal notice relating to the issuance of the new notes will be deposited prior to listing with Registre de Commerce et des Societies a Luxembourg where copies thereof may be obtained. You may request copies of these documents together with this prospectus, the indenture and Citigroup's current annual and quarterly reports, as well as all other documents incorporated by reference in this prospectus, including future annual and quarterly reports, so long as any of the new notes are outstanding and listed on the Luxembourg Stock Exchange.

         You can also request copies (free of charge) of (1) this prospectus and the indenture and (2) Citigroup's annual, quarterly and current reports, as well as other documents incorporated by reference in this prospectus, including future annual, quarterly and current reports, by following the directions under "Where You Can Find More Information" on page 42 of this prospectus. These documents, including Citigroup's annual, quarterly and current reports for the most recent two years, will also be made available (free of charge) at the main office of Dexia Banque Internationale a Luxembourg in Luxembourg so long as the new notes are listed on the Luxembourg Stock Exchange.

         As of the date of this prospectus, there has been no material adverse change in the consolidated financial condition of Citigroup since December 31, 2003.

         Neither Citigroup nor any of its subsidiaries is involved in litigation, arbitration or administrative proceedings relating to claims or amounts that are material in the context of the issue of the new notes. Citigroup is not aware of any such litigation, arbitration or administrative proceedings pending or threatened.

         Citigroup accepts responsibility for the information in this prospectus.

         Resolutions relating to the issue and sale of the new notes were adopted by the board of directors of Citigroup on October 21, 2003 and by the Funding Committee of the board of directors as of the date the exchange offer was launched.

         The new notes have been accepted for clearance through Euroclear and Clearstream and have been assigned Common Code No. 020521538, International Security Identification Number (ISIN) US172967CQ22, and CUSIP No. 172967 CQ 2.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any document that we file with the SEC at its public reference facility:

                                    Public Reference Room
                                    450 Fifth Street, N.W.
                                    Room 1024
                                    Washington, D.C. 20549

         You may also obtain copies of this information by mail at prescribed rates by writing to the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

         You may also request a copy of these filings, at no cost, by writing or telephoning Citigroup at the following address:

                                    Citigroup Document Services 140 58th Street,
                                    Suite 7i Brooklyn, NY 11220 (877) 936-2737
                                    (toll free) (718) 765-6514 (outside the
                                    U.S.)

         The SEC also maintains a website that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is http://www.sec.gov.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

         We are incorporating by reference the information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede that information. In particular, our annual filing on Form 10-K supersedes all previously filed Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that are not specifically incorporated herein below. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering:

         - Our Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

         - Our Current Report on Form 8-K filed on May 14, 2004 (conforming Citigroup's business segment results to reflect the implementation of the Risk Capital Allocation Methodology);


         - Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004; and

         - Our Current Reports on Form 8-K filed with the SEC on January 12, 2004, January 15, 2004, January 20, 2004, February 9,
                  2004, February 10, 2004, March 29, 2004, April 2, 2004, May 5,
                  2004, May 10, 2004, May 13, 2004, May 14, 2004, May 27, 2004,
                  June 4, 2004, June 9, 2004, June 21, 2004, July 15,

                  2004, July 16, 2004, July 20, 2004, July 29, 2004, August 11,
                  2004, August 31, 2004, September 17, 2004, September 21, 2004,
                  September 27, 2004, October 14, 2004, October 22, 2004,
                  November 1, 2004, November 5, 2004 and November 23, 2004.

                                                                         ANNEX A

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. IF YOU ARE IN ANY DOUBT AS TO THE ACTION TO BE TAKEN, YOU SHOULD IMMEDIATELY CONSULT YOUR BROKER, BANK MANAGER, LAWYER, ACCOUNTANT, INVESTMENT ADVISOR OR OTHER PROFESSIONAL.

                              LETTER OF TRANSMITTAL

                                   RELATING TO

                                [CITIGROUP LOGO]

                                OFFER TO EXCHANGE
    $4,084,955,000 PRINCIPAL AMOUNT OF OUR 5.00% SUBORDINATED NOTES DUE 2014
      (THE "NEW NOTES") WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT
                                 FOR ANY AND ALL
                          OF OUR EXISTING UNREGISTERED
               5.00% SUBORDINATED NOTES DUE 2014 (THE "OLD NOTES")

THE EXCHANGE OFFER (AS DEFINED BELOW) WILL EXPIRE AT MIDNIGHT, NEW YORK CITY
TIME, ON     , 2004, UNLESS EXTENDED OR EARLIER TERMINATED BY US (SUCH DATE AND
TIME, AS THEY MAY BE EXTENDED, THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

         This document relates to an exchange offer (the "EXCHANGE OFFER") made by Citigroup Inc. ("CITIGROUP") for and with respect to its Old Notes. The Exchange Offer is described in the Prospectus dated , 2004 (the "PROSPECTUS") and in this letter of transmittal (this "LETTER OF TRANSMITTAL"). All terms and conditions contained in, or otherwise referred to in, the Prospectus are deemed to be incorporated in, and form a part of, this Letter of Transmittal. Therefore, you are urged to read carefully the Prospectus and the items referred to therein. The terms and conditions contained in the Prospectus, together with the terms and conditions governing this Letter of Transmittal and the instructions herein, are collectively referred to below as the "TERMS AND CONDITIONS."

         Each holder of Old Notes (a "HOLDER") wishing to participate in the Exchange Offer, except Holders executing their tenders through the Automated Tender Offer Program ("ATOP") procedures of The Depository Trust Company ("DTC"), should complete, sign and submit this Letter of Transmittal to the exchange agent, Global Bondholder Services Corporation (in such capacity, the "EXCHANGE AGENT"), on or prior to the Expiration Date.

    ,2004

                     GLOBAL BONDHOLDER SERVICES CORPORATION

                 By Facsimile (for Eligible Institutions only):
                                 (212) 430-3775

                                  Confirmation:
                                 (212) 430-3774

     By Mail:                By Overnight Courier:                  By Hand:
65 Broadway-Suite 704        65 Broadway-Suite 704         65 Broadway-Suite 704
 New York, NY 10006            New York, NY 10006            New York, NY 10006

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE OR IN ACCORDANCE WITH THE INSTRUCTIONS HEREIN, WILL NOT CONSTITUTE VALID DELIVERY. YOU SHOULD READ THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL.

         Questions regarding the Exchange Offer or the completion of this Letter of Transmittal should be directed to the Exchange Agent, at the following telephone numbers: (866) 488-1500 (toll free)/(212) 430-3774 (banks and brokers).

         This Letter of Transmittal may be used to participate in the Exchange Offer if the Old Notes are to be tendered by effecting a book-entry transfer into the Exchange Agent's account at DTC and instructions are not being transmitted through DTC's ATOP procedures. Unless you intend to tender your Old Notes through ATOP, you should complete, execute and deliver this Letter of Transmittal, along with the physical certificates for the Old Notes specified herein, to indicate the action you desire to take with respect to the Exchange Offer.

         Holders tendering by book-entry transfer to the Exchange Agent's account at DTC may execute tenders through ATOP, for which the Exchange Offer is eligible. Financial institutions that are DTC participants may execute tenders through ATOP by transmitting acceptance of the Exchange Offer to DTC on or prior to the Expiration Date. DTC will verify acceptance of the Exchange Offer, execute a book-entry transfer of the tendered Old Notes into the account of the Exchange Agent at DTC and send to the Exchange Agent a "book-entry confirmation," which shall include an agent's message. An "agent's message" is a message, transmitted by DTC to and received by the Exchange Agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from a DTC participant tendering Old Notes that the participant has received and agrees to be bound by the terms of this Letter of Transmittal as an undersigned thereof and that Citigroup may enforce such agreement against the participant. Delivery of the agent's message by DTC will satisfy the terms of the Exchange Offer as to execution and delivery of a Letter of Transmittal by the DTC participant identified in the agent's message. ACCORDINGLY, HOLDERS WHO TENDER THEIR OLD NOTES THROUGH DTC'S ATOP PROCEDURES SHALL BE BOUND BY, BUT NEED NOT COMPLETE, THIS LETTER OF TRANSMITTAL.

         Citigroup is offering to exchange, for each $1,000 aggregate principal amount of Old Notes validly tendered and accepted, $1,000 aggregate principal amount of New Notes. Citigroup will not pay any accrued and unpaid interest on the Old Notes acquired in the exchange offer. Instead, interest on the New Notes will accrue from September 16, 2004, the date on which interest began to accrue on the Old Notes

         Tendering Holders must tender Old Notes in integral multiples of $1,000. New Notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. Any Holder that is a bank, broker or other custodial entity holding Old Notes on behalf of more than one beneficial owner may submit to the Exchange Agent a list of the aggregate principal amount of Old Notes owned by each such beneficial owner, and the Exchange Agent, in determining the aggregate principal amount of New Notes to be issued to such Holder, will treat each such beneficial owner as a separate Holder.

         The New Notes will be issued in exchange for Old Notes in the Exchange Offer, if consummated, on the third business day following the Expiration Date or as soon as practicable thereafter (the "SETTLEMENT DATE").

                               TENDER OF OLD NOTES

     To effect a valid tender of Old Notes through the completion, execution and delivery of this Letter of Transmittal, the undersigned must complete the table below entitled "Description of Old Notes Tendered" and sign this Letter of Transmittal where indicated.

         New Notes will be issued by deposit in book-entry form with the Exchange Agent through DTC and only to the DTC account of the undersigned or the undersigned's custodian, as specified below, on the Settlement Date, or as soon as practicable thereafter.

         Failure to provide the information necessary to effect delivery of New Notes will render such Holder's tender defective, and Citigroup will have the right, which it may waive, to reject such tender without notice.

                        DESCRIPTION OF OLD NOTES TENDERED
                               (SEE INSTRUCTION 2)

                    NOTE: SIGNATURES MUST BE PROVIDED BELOW.

              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

                                       NAME OF DTC PARTICIPANT AND PARTICIPANT'S
                                      ACCOUNT NUMBER IN WHICH OLD NOTES ARE HELD                AGGREGATE PRINCIPAL AMOUNT
OLD NOTES BEING TENDERED          AND/OR THE CORRESPONDING NEW NOTES ARE TO BE DELIVERED.             OF OLD NOTES*
------------------------          -------------------------------------------------------             -------------
5.00% SUBORDINATED NOTES          --------------------------------------------------------      ----------------------------
         DUE 2014                 --------------------------------------------------------      ----------------------------
    (CUSIPS: 172967-CP-4)         --------------------------------------------------------      ----------------------------
         (U17406-CE-4)            --------------------------------------------------------      ----------------------------

* THE PRINCIPAL AMOUNT OF OLD NOTES TENDERED HEREBY MUST BE IN INTEGRAL MULTIPLES OF $1,000 WITH A MINIMUM REQUIREMENT OF U.S. $1,000. SEE INSTRUCTION 3.

         PLEASE FILL IN YOUR NAME AND ADDRESS BELOW IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

         Name:    _________________________________
         Address: _________________________________
                  _________________________________

                     NOTE: SIGNATURES MUST BE PROVIDED BELOW
              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

         The undersigned hereby tenders to Citigroup the aggregate principal amount of Old Notes indicated in the table above entitled "Description of Old Notes Tendered."

         The undersigned understands that validly tendered Old Notes (or defectively tendered Old Notes with respect to which Citigroup has, or has caused to be, waived such defect) will be deemed to have been accepted by Citigroup if, as and when Citigroup gives oral or written notice thereof to the Exchange Agent. The undersigned understands that subject to the terms and conditions, Old Notes properly tendered and accepted (and not validly withdrawn) in accordance with the terms and conditions will be exchanged for New Notes. The undersigned understands that, under certain circumstances, Citigroup may not be required to accept any of the Old Notes tendered (including any such Old Notes tendered after the Expiration Date). If any Old Notes are not accepted for exchange for any reason (or if Old Notes are validly withdrawn), such Old Notes will be returned, without expense, to the undersigned's account at DTC or such other account as designated herein, pursuant to the book-entry transfer procedures described in the Prospectus, as promptly as practicable after the expiration or termination of the Exchange Offer.

                  The undersigned also acknowledges that this Exchange Offer is being made based upon Citigroup's understanding of an interpretation by the staff of the Securities and Exchange Commission (the "Commission") as set forth in no-action letters issued to third parties, including Exxon Capital Holdings Corporation, SEC No-Action Letter (available April 13, 1989), Morgan Stanley & Co. Incorporated, SEC No-Action Letter (available June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993), that the New Notes issued in exchange for the Old Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than a broker-dealer who acquires such New Notes directly from Citigroup for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or any such holder that is an "affiliate" of Citigroup within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Notes and have no arrangement with any person to participate in the distribution of such New Notes. If the undersigned is not a Broker-Dealer, the undersigned represents that it acquired the Exchange Notes in the ordinary course of its business, it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes and it has no arrangements or understandings with any person to participate in a distribution of the Exchange Notes. If the undersigned is a Broker-Dealer that will receive Exchange Notes for its own account in exchange for New Notes, it represents that the New Notes to be exchanged for Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         Following the later of 12:00 PM, New York City time, on the Expiration Date or the date upon which Old Notes are tendered hereby, and subject to and effective upon Citigroup's acceptance for exchange of the principal amount of the Old Notes tendered hereby, upon the terms and conditions, the undersigned hereby:

     (1) irrevocably sells, assigns and transfers to or upon the order of Citigroup or its nominee all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the undersigned's status as a Holder of, all Old Notes tendered hereby, such that thereafter it shall have no contractual or other rights or claims in law or equity against Citigroup or any fiduciary, trustee, fiscal agent or other person connected with the Old Notes arising under, from or in connection with such Old Notes;

     (2) waives any and all rights with respect to the Old Notes tendered hereby, including, without limitation, any existing or past defaults and their consequences in respect of such Old Notes; and

     (3) releases and discharges Citigroup and J.P. Morgan Trust Company, National Association, as trustee for the

         Old Notes (in such capacity, the "TRUSTEE"), from any and all claims that the undersigned may have, now or in the future, arising out of or related to the Old Notes tendered hereby, including, without limitation, any claims that the undersigned is entitled to receive additional principal or interest payments with respect to the Old Notes tendered hereby, other than accrued and unpaid interest on the Old Notes or as otherwise expressly provided in the Prospectus and in this Letter of Transmittal, or to participate in any redemption or defeasance of the Old Notes tendered hereby.

         The undersigned understands that tenders of Old Notes pursuant to any of the procedures described in the Prospectus and in the instructions in this Letter of Transmittal and acceptance of such Old Notes by Citigroup will, following such acceptance, constitute a binding agreement between the undersigned and Citigroup upon the terms and conditions.

         All authority conferred or agreed to be conferred by this Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

         The undersigned hereby represents, warrants and agrees that:

     (1)  it has received and reviewed the Prospectus;

     (2) it is the beneficial owner (as defined below) of, or a duly authorized representative of one or more beneficial owners of, the Old Notes tendered hereby, and it has full power and authority to execute this Letter of Transmittal;

     (3) the Old Notes being tendered hereby were owned as of the date of tender, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and Citigroup will acquire good, indefeasible and unencumbered title to such Old Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind, when the same are accepted by Citigroup;

     (4) it will not sell, pledge, hypothecate or otherwise encumber or transfer any Old Notes tendered hereby from the date of this Letter of Transmittal, and any purported sale, pledge, hypothecation or other encumbrance or transfer will be void and of no effect;

     (5) in evaluating the Exchange Offer and in making its decision whether to participate in the Exchange Offer by submitting a letter of transmittal and tendering its Old Notes, it has made its own independent appraisal of the matters referred to in the Prospectus and this Letter of Transmittal and in any related communications and it is not relying on any statement, representation or warranty, express or implied, made to such Holder by Citigroup or the Exchange Agent, other than those contained in the Prospectus, as amended or supplemented through the Expiration Date;

     (6) the execution and delivery of this Letter of Transmittal shall constitute an undertaking to execute any further documents and give any further assurances that may be required in connection with any of the foregoing, in each case on and subject to the terms and conditions described or referred to in the Prospectus;

     (7) the submission of this Letter of Transmittal to the Exchange Agent shall, subject to the terms and conditions of the Exchange Offer, constitute the irrevocable appointment of the Exchange Agent as its attorney and agent, and an irrevocable instruction to that attorney and agent to complete and execute all or any forms of transfer and other documents at the discretion of such attorney and agent in relation to the Old Notes tendered hereby in favor of Citigroup or any other person or persons as Citigroup may direct and to deliver such forms of transfer and other documents in the attorney's and agent's discretion and the certificates and other documents of title relating to registration of such Old Notes and to execute all other documents and to do all such other acts and things as may be in the opinion of such attorney or agent necessary or expedient for the purpose of, or in connection with, the acceptance of the Exchange Offer, and to vest in Citigroup or its nominees such Old Notes;

     (8) if the Old Notes are assets of an employee benefit plan subject to the fiduciary provisions of the Employee Retirement Income Security Act of 1974, as amended, or of a governmental plan subject to substantially similar provisions, and any person who is exercising any fiduciary authority with respect to the exchange of the Old Notes controls, is controlled by or is under common control with Citigroup, then such person has notified Citigroup of that fact in writing;

     (9) the terms and conditions shall be deemed to be incorporated in, and form a part of, this Letter of Transmittal, which shall be read and construed accordingly;

     (10) it is acquiring the new notes in the ordinary course of its business;

     (11) is not participating in, and does not intend to participate in, a distribution of the new notes within the meaning of the Securities Act and has no arrangement or understanding with any person to participate in a distribution of the new notes within the meaning of the Securities Act;

     (12) is not a broker-dealer who acquired the old notes directly from us;
          and

     (13) is not an "affiliate" of ours, with the meaning of Rule 405 of the Securities Act

         The representations and warranties and agreements of a Holder tendering Old Notes shall be deemed to be repeated and reconfirmed on and as of the Expiration Date and the Settlement Date.

         For purposes of this Letter of Transmittal the "BENEFICIAL OWNER" of any Old Notes shall mean any Holder that exercises sole investment discretion with respect to such Old Notes.

         The undersigned understands that consents may not be withdrawn at any time after the Expiration Date unless the Exchange Offer is amended with changes to the terms and conditions that are, in the reasonable judgment of Citigroup, materially adverse to the tendering Holders, in which case tenders may be withdrawn under the conditions described in the extension.

         If the Exchange Offer is amended in a manner determined by Citigroup to constitute a material change, Citigroup will extend the Exchange Offer for a period of two to ten business days, depending on the significance of the amendment and the manner of disclosure to such Holders, if the Exchange Offer would otherwise have expired during that two to ten business day period. Any change in the consideration offered to Holders in the Exchange Offer will be paid to all Holders whose securities have previously been tendered and not validly withdrawn.

                                    SIGN HERE

By completing, executing and delivering this Letter of Transmittal, the undersigned hereby tenders to Citigroup the principal amount of the Old Notes listed in the table on page 5 labeled "Description of Old Notes Tendered."

_________________________________________________________  _____________________
Signature of Registered Holder(s) or Authorized Signatory           Date
                (see guarantee requirement below)

_________________________________________________________  _____________________
 Signature of Registered Holder(s) or Authorized Signatory        Date
                (see guarantee requirement below)

_________________________________________________________  _____________________
  Signature of Registered Holder(s) or Authorized Signatory       Date
                (see guarantee requirement below)

Area Code and Telephone Number:_________________________________________________

         If a Holder is tendering any Old Notes, this Letter of Transmittal must be signed by the Registered Holder(s) exactly as the name(s) appear(s) on a securities position listing of DTC or by any person(s) authorized to become the Registered Holder(s) by endorsements and documents transmitted herewith. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person, acting in a fiduciary or representative capacity, please set forth at the line entitled "Capacity (full title)" and submit evidence satisfactory to the Exchange Agent and Citigroup of such person's authority to so act. See Instruction 4.

Name(s):________________________________________________________________________

________________________________________________________________________________
                             (Please Type or Print)

Capacity (full title):__________________________________________________________

Address:________________________________________________________________________
                              (Including Zip Code)

                          MEDALLION SIGNATURE GUARANTEE
                        (If required--See Instruction 4)
Signature(s) Guaranteed by
an Eligible Institution:________________________________________________________
                                (Authorized Signature)

________________________________________________________________________________
                                     (Title)

________________________________________________________________________________
                                 (Name of Firm)

________________________________________________________________________________
                                    (Address)

Dated:_______________________,2004

                   INSTRUCTIONS FORMING PART OF THE TERMS AND
                        CONDITIONS OF THE EXCHANGE OFFER

         1. DELIVERY OF LETTER OF TRANSMITTAL. This Letter of Transmittal is to be completed by tendering Holders if tender of such Old Notes is to be made by book-entry transfer to the Exchange Agent's account at DTC and instructions are not being transmitted through ATOP. HOLDERS WHO TENDER THEIR OLD NOTES THROUGH DTC'S ATOP PROCEDURES SHALL BE BOUND BY, BUT NEED NOT COMPLETE, THIS LETTER OF TRANSMITTAL; THUS, A LETTER OF TRANSMITTAL NEED NOT ACCOMPANY TENDERS EFFECTED THROUGH ATOP.

         A confirmation of a book-entry transfer into the Exchange Agent's account at DTC of all Old Notes delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) or properly transmitted agent's message, and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein on or prior to the Expiration Date.

         Any financial institution that is a participant in DTC may electronically transmit its acceptance of the Exchange Offer by causing DTC to transfer Old Notes to the Exchange Agent in accordance with DTC's ATOP procedures for such transfer on or prior to the Expiration Date. The Exchange Agent will make available its general participant account at DTC for the Old Notes for purposes of the Exchange Offer.

         DELIVERY OF A LETTER OF TRANSMITTAL TO DTC WILL NOT CONSTITUTE VALID DELIVERY TO THE EXCHANGE AGENT. No Letter of Transmittal should be sent to Citigroup or DTC.

         The method of delivery of this Letter of Transmittal and all other required documents, including delivery through DTC and any acceptance or agent's message delivered through ATOP, is at the option and risk of the tendering Holder. If delivery is by mail, registered mail with return receipt requested and properly insured, is recommended. Instead of delivery by mail, it is recommended that the Holder use an overnight or hand-delivery service. In all cases, sufficient time should be allowed to ensure timely delivery.

         Neither Citigroup nor the Exchange Agent is under any obligation to notify any tendering Holder of Citigroup's acceptance of tendered Old Notes prior to the Expiration Date.

         2. DELIVERY OF THE NEW NOTES. New Notes to be issued according to the terms of the Exchange Offer, if consummated, will be delivered only in book-entry form through DTC and only to the DTC account of the tendering Holder or the tendering Holder's custodian. Accordingly, the appropriate DTC participant name and number (along with any other required account information) needed to permit such delivery must be provided in the table on page 5 entitled "Description of the Old Notes Tendered." Failure to do so will render a tender of Old Notes defective, and Citigroup will have the right, which it may waive, to reject such delivery. Holders who anticipate participating in the Exchange Offer other than through DTC are urged to promptly contact a bank, broker or other intermediary (that has the capability to hold securities custodially through DTC) to arrange for receipt of New Notes delivered pursuant to the Exchange Offer and to obtain the information necessary to complete the table.

         3. AMOUNT OF TENDERS. Tenders of Old Notes will be accepted only in denominations of U.S. $1,000 and integral multiples of U.S. $1,000 in excess thereof. Book-entry transfers to the Exchange Agent should be made in the exact principal amount of Old Notes tendered.

         4. SIGNATURES ON LETTER OF TRANSMITTAL; INSTRUMENTS OF TRANSFER; GUARANTEE OF SIGNATURES. For purposes of this Letter of Transmittal, the term "REGISTERED HOLDER" means an owner of record as well as any DTC participant that has Old Notes credited to its DTC account. Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program (each, a "MEDALLION SIGNATURE CO-OBLIGOR"). Signatures on the Letter of Transmittal need not be guaranteed if:

         - the Letter of Transmittal is signed by a participant in DTC whose name appears on a security position listing as the owner of the Old Notes; or

         - the Old Notes are tendered for the account of an "eligible guarantor institution."

         An "eligible guarantor institution" is one of the following firms or other entities identified in Rule l7Ad-15 under the Securities Exchange Act of 1934 (as the terms are defined in Rule 17Ad-15):

         (a)      a bank;

         (b) a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker;

         (c)      a credit union;

         (d) a national securities exchange, registered securities association or clearing agency; or

         (e) a savings institution that is a participant in a Securities Transfer Association recognized program.

         If any of the Old Notes tendered are held by two or more Registered Holders, all of the Registered Holders must sign the Letter of Transmittal.

         Citigroup will not accept any alternative, conditional, irregular or contingent tenders. By executing the Letter of Transmittal (or facsimile thereof) or directing DTC to transmit an agent's message, you waive any right to receive any notice of the acceptance of your Old Notes for exchange.

         If this Letter of Transmittal or instruments of transfer are signed by trustees, executors, administrators, guardians or attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by Citigroup, evidence satisfactory to Citigroup of their authority to so act must be submitted with this Letter of Transmittal.

         Beneficial Owners whose tendered Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if they desire to tender such Old Notes.

         5. TRANSFER TAXES. Except as set forth in this Instruction 5, Citigroup will pay or cause to be paid any transfer taxes with respect to the transfer and sale of Old Notes to it, or to its order, pursuant to the Exchange Offer. If payment is to be made to, or if Old Notes not tendered or purchased are to be registered in the name of, any persons other than the Registered Holder, or if tendered Old Notes are registered in the name of any persons other than the persons signing this Letter of Transmittal, the amount of any transfer taxes (whether imposed on the Registered Holder or such other person) payable on account of the transfer to such other person will be deducted from the payment unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

         6. VALIDITY OF TENDERS. All questions concerning the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Old Notes will be determined by Citigroup in its sole discretion, which determination will be final and binding. Citigroup reserves the absolute right to reject any and all tenders of Old Notes not in proper form or any Old Notes the acceptance for exchange of which may, in the opinion of its counsel, be unlawful. Citigroup also reserves the absolute right to waive any defect or irregularity in tenders of Old Notes, whether or not similar defects or irregularities are waived in the case of other tendered Old Notes. The interpretation of the terms and conditions by Citigroup shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as Citigroup shall determine. None of Citigroup, the Exchange Agent or any other person will be under any duty to give notification of defects or irregularities with respect to tenders of Old Notes, nor shall any of them incur any liability for failure to give such notification.

         Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the Holders, unless otherwise provided in this Letter of Transmittal, as soon as practicable following the Expiration Date or the withdrawal or termination of the Exchange Offer.

         7. WAIVER OF CONDITIONS. Citigroup reserves the absolute right to amend or waive any of the conditions to the Exchange Offer at any time.

         8. WITHDRAWAL. Tenders may be withdrawn only pursuant to the procedures and subject to the terms set forth in the Prospectus under the caption "Description of the Exchange Offer--Withdrawal of Tenders."

         9. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance and requests for additional copies of the Prospectus and this Letter of Transmittal may be directed to the Exchange Agent at the address and telephone number indicated herein.

         10. BACKUP WITHHOLDING. A U.S. Holder may be subject to backup withholding on payments of accrued interest received pursuant to the exchange offer unless such U.S. Holder (a) is a corporation or comes within certain other exempt categories and demonstrates this fact, or (b) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against such U.S. Holder's United States federal income tax liability and may entitle such U.S. Holder to a refund, provided that the required information is furnished to the IRS.

         In order to tender, a Holder should send or deliver a properly completed and signed Letter of Transmittal and any other required documents to the Exchange Agent at its address set forth below or tender pursuant to DTC's Automated Tender Offer Program.

                  THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                     GLOBAL BONDHOLDER SERVICES CORPORATION

                 By Facsimile (for Eligible Institutions only):
                                 (212) 430-3775

                                  Confirmation:
                                 (212) 430-3774

     By Mail:               By Overnight Courier:               By Hand:
65 Broadway-Suite 704       65 Broadway-Suite 704        65 Broadway-Suite 704
 New York, NY 10006           New York, NY 10006           New York, NY 10006

       Any questions or requests for assistance or for additional copies of the Prospectus, this Letter of Transmittal, or related documents may be directed to the Exchange Agent at the following telephone numbers: (866) 488-1500 (toll free)/(212) 430-3774 (banks and brokers).

         The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED DECEMBER 1, 2004

PROSPECTUS

                                [CITIGROUP LOGO]
                        5.00% SUBORDINATED NOTES DUE 2014

         THE NOTES OFFERED BY THIS PROSPECTUS WILL MATURE ON SEPTEMBER 14, 2014. THE NOTES BEAR INTEREST AT A RATE OF 5.00% PER ANNUM. INTEREST ON NOTES IS PAYABLE SEMI-ANNUALLY IN ARREARS ON MARCH 15 AND SEPTEMBER 15 OF EACH YEAR, BEGINNING ON MARCH 15, 2005. THE NOTES ARE NOT REDEEMABLE PRIOR TO MATURITY, EXCEPT UPON THE OCCURRENCE OF CERTAIN TAX EVENTS. SEE "DESCRIPTION OF THE NOTES--REDEMPTION FOR TAX PURPOSES."

         THE NOTES ARE UNSECURED AND SUBORDINATED OBLIGATIONS OF CITIGROUP AND RANK EQUAL IN RIGHT OF PAYMENT TO ALL OUR EXISTING AND FUTURE UNSECURED AND SUBORDINATED INDEBTEDNESS, OTHER THAN SUBORDINATED INDEBTEDNESS WHICH IS DESIGNATED AS JUNIOR TO THE NOTES.

         CITIGROUP INTENDS TO APPLY TO LIST THE NOTES ON THE LUXEMBOURG STOCK EXCHANGE, BUT IT IS NOT REQUIRED TO MAINTAIN ANY SUCH LISTING. SEE "DESCRIPTION OF THE NOTES--LISTING."

         FOR A MORE DETAILED DESCRIPTION OF THE NOTES, SEE "DESCRIPTION OF THE NOTES" BEGINNING ON PAGE 6.

              YOU SHOULD CONSIDER THE RISK FACTOR ON PAGE 4 OF THIS PROSPECTUS BEFORE YOU DECIDE WHETHER TO INVEST IN THE NOTES.

         This prospectus has been prepared for, and may be used by, Citigroup's broker-dealer subsidiaries or other subsidiaries or affiliates of Citigroup in connection with offers and sales of the notes in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Any of these subsidiaries may act as principal or as agent in such transactions. Citigroup will not receive any portion of the proceeds of these sales.

         Neither the Securities and Exchange Commission nor any state securities or insurance commission nor the Luxembourg Stock Exchange has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         The notes are not deposits or savings accounts but are unsecured debt obligations of Citigroup and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

The date of this prospectus is    ,2004.

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION PROVIDED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS PROSPECTUS.

                                TABLE OF CONTENTS

Summary.........................................................................    1
Selected Historical Financial Data..............................................    2
Capitalization..................................................................    3
Risk Factors....................................................................    4
Forward-Looking Statements......................................................    5
Use of Proceeds.................................................................    5
Description of the Notes........................................................    6
Certain U.S. Federal Income Tax Consequences....................................   21
Erisa Considerations............................................................   24
Directors and Executive Officers of Citigroup Inc...............................   25
Legal Matters...................................................................   26
Experts ........................................................................   26
General Information.............................................................   26
Where You Can Find More Information.............................................   27
Incorporation of Documents By Reference.........................................   27

         As used in this prospectus, "business day" means any day which is a day on which commercial banks settle payments and are open for general business in New York City.

         The Luxembourg Stock Exchange takes no responsibility for the contents of this document, makes no representation as to its accuracy or completeness and expressly disclaims any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this prospectus.

                                   THE COMPANY

         This summary highlights selected information from this prospectus and is therefore qualified in its entirety by the more detailed information appearing elsewhere, or incorporated by reference, in this prospectus. It may not contain all the information that is important to you. We urge you to read carefully this entire prospectus and the other documents to which it refers to understand fully the terms of the notes. Unless otherwise specified, references in this prospectus to "Citigroup," "we," "us," "our" and "ours" refer to Citigroup Inc. and its consolidated subsidiaries.

                                 CITIGROUP INC.

         Citigroup Inc. is a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers with some 200 million customer accounts doing business in more than 100 countries. Citigroup was incorporated in 1988 under the laws of the State of Delaware.

         Citigroup's activities are conducted through the Global Consumer, Global Corporate and Investment Bank, Private Client Services, Global Investment Management, and Proprietary Investment Activities business segments.

         Citigroup is a bank holding company within the meaning of the U.S. Bank Holding Company Act of 1956 registered with, and subject to examination by, the Board of Governors of the Federal Reserve System. Certain of Citigroup's subsidiaries are subject to supervision and examination by their respective federal and state authorities.

         The periodic reports of Citicorp, Citigroup Global Markets Holdings Inc. (formerly Salomon Smith Barney Holdings Inc.), The Student Loan Corporation, The Travelers Insurance Company and Travelers Life and Annuity Company, subsidiaries of Citigroup Inc. that make filings pursuant to the Securities Exchange Act of 1934, as amended, which we refer to as the "Exchange Act," provide additional business and financial information concerning those companies and their consolidated subsidiaries.

         The principal executive offices of Citigroup are located at 399 Park Avenue, New York, New York 10043, telephone number (212) 559-1000. Additional information about Citigroup is available on its website at www.citigroup.com.

         Citigroup Inc.'s annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, and all amendments to these reports, are available free of charge through Citigroup's website by clicking on the "Investor Relations" page and selecting "SEC Filings." The SEC website contains reports, proxy and information statements and other information regarding Citigroup at www.sec.gov.

                       SELECTED HISTORICAL FINANCIAL DATA

         We are providing or incorporating by reference in this prospectus selected historical financial information of Citigroup. We derived this information from the consolidated financial statements of Citigroup for each of the periods presented. The information is only a summary and should be read together with the financial information incorporated by reference in this prospectus, copies of which can be obtained free of charge. See "Where You Can Find More Information" on page 27.

         In addition, you may receive copies of all of Citigroup's filings with the SEC that are incorporated by reference in this prospectus free of charge at the office of Citigroup's listing agent, Dexia Banque Internationale a Luxembourg, located at 69, route d'Esch, L-953 Luxembourg so long as the notes are listed on the Luxembourg Stock Exchange.


         The consolidated audited annual financial statements of Citigroup for the fiscal years ended December 31, 2003 and 2002, and its consolidated unaudited financial statements for the periods ending September 30, 2004 and 2003, are incorporated herein by reference. These statements are obtainable free of charge at the office of Citigroup's listing agent, at the address set forth in the preceding paragraph.



                          AT OR FOR THE NINE MONTHS ENDED
                                 SEPTEMBER 30,                           AT OR FOR THE YEAR ENDED DECEMBER 31,
                          -------------------------------   --------------------------------------------------------------
                             2004          2003            2003           2002            2001          2000          1999
                                                            (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT
DATA:
 Total revenues, net
  of interest
  expense..............   $   64,304    $   57,288      $   77,442     $   71,308      $   67,367      $ 63,572      $ 54,809
 Income from
  continuing
  operations...........       11,725        13,093          17,853         13,448          13,229        12,231        10,193
 Net income............       11,725        13,093          17,853         15,276          14,126        13,519        11,243
 Dividends
  declared per
  common
  share(1).............        1.200         0.750           1.100          0.700           0.600         0.520         0.405
BALANCE SHEET DATA:
 Total assets..........   $1,436,554    $1,209,323(2)   $1,264,032     $1,097,590(2)   $1,051,850(2)   $902,610(2)   $795,984(2)
 Total deposits........      534,451       454,242         474,015        430,895         374,525       300,586       261,573
 Long-term debt........      198,713       145,990         162,702        126,927         121,631       111,778       88,481
 Total stockholders'
  equity...............      103,366        95,259          98,014         86,718          81,247        66,206        58,290


------------
(1) Amounts represent Citigroup's historical dividends per common share and have been adjusted to reflect stock splits.

(2)      Reclassified to conform to the current period's presentation.

                        RATIO OF INCOME TO FIXED CHARGES


         The following table shows the consolidated ratio of income to fixed charges of Citigroup for the nine months ended September 30, 2004 and each of the five most recent fiscal years.



                                                                  NINE MONTHS
                                                                     ENDED
                                                                  SEPTEMBER 30,                     YEAR ENDED DECEMBER 31,
                                                                  -------------          -----------------------------------------
                                                                      2004               2003     2002       2001     2000    1999
                                                                      ----               ----     ----       ----     ----    ----
Ratio of income to fixed charges (excluding interest on deposits)     2.76               3.43     2.57       2.00     1.82    1.90
Ratio of income to fixed charges (including interest on deposits)     2.06               2.48     1.95       1.64     1.52    1.56

                                   RISK FACTOR

         Any investment in the notes will involve risk. You should be aware of, and carefully consider, the following risk factor, along with all of the other information provided or referred to in this prospectus, before deciding whether to invest in the notes.

         AN ACTIVE TRADING MARKET MAY NOT DEVELOP FOR THE NOTES, AND YOU MAY NOT BE ABLE TO RESELL YOUR NOTES.

         The notes are new securities and we cannot assure you that an active trading market will develop for the notes. Although an affiliate of the issuer intends to buy and sell, or "make a market" in, the notes, it is not required to do so. If such affiliate starts market-making activities, it could stop these activities at any time without notice. In addition, its market-making activities will be subject to limits imposed by the Securities Act and the Exchange Act. We intend to apply to list the notes on the Luxembourg Stock Exchange in accordance with the rules and regulations of the Luxembourg Stock Exchange. We do not intend to arrange for the listing of the notes on any other securities exchange or the quotation of the notes on any automated dealer quotation system. As a result, your ability to resell the notes may be limited. We cannot assure you that any market for the notes will develop or be sustained. If an active market does not develop or is not sustained, the market price and liquidity of the notes may be adversely affected.

                           FORWARD-LOOKING STATEMENTS

         This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are based on Citigroup's management's beliefs and assumptions and on information currently available to Citigroup's management. Forward-looking statements include information concerning Citigroup's possible or assumed future results of operations and statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions.

         Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. Factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, those discussed elsewhere in this prospectus and the documents incorporated by reference in this prospectus. You should not put undue reliance on any forward-looking statements. Citigroup does not have any intention or obligation to update forward-looking statements after it distributes this prospectus.

                                 USE OF PROCEEDS

         This prospectus is delivered in connection with the offers and sales of the notes by Citigroup's broker-dealer subsidiaries or other subsidiaries or affiliates of Citigroup in market-making transactions. Citigroup will not receive any of the proceeds of these sales.

                            DESCRIPTION OF THE NOTES

         Provided below is a description of the specific terms of the notes. This description is subject to, and is qualified in its entirety by reference to, all the provisions of the subordinated debt indenture dated as of April 12, 2001 (the "subordinated debt indenture"), as amended and supplemented by a first supplemental indenture dated as of August 2, 2004 and a second supplemental indenture dated as of September 16, 2004, each between Citigroup Inc. and J.P. Morgan Trust Company, National Association, as successor to Bank One Trust Company, National Association, which we refer to together as the "indenture," including the definitions of terms in the indenture. When used in this section, the terms "Citigroup," "we," "our" and "us" refer solely to Citigroup Inc. and not to its consolidated subsidiaries.

GENERAL

         The notes offered by this prospectus are a series of subordinated debt securities issued under the indenture. The notes are issued only in fully registered form without coupons, in denominations of $1,000 and integral multiples thereof. All the notes are unsecured obligations of Citigroup and will rank equal in right of payment to all other unsecured and subordinated indebtedness of Citigroup, whether currently existing or hereinafter created, other than subordinated indebtedness which is designated as junior to the notes.

         Citigroup may, without notice to or consent of the holders or beneficial owners of the notes, issue additional notes having the same ranking, interest rate, maturity and other terms as the notes. Any such additional notes issued could be considered part of the same series of notes under the indenture as the notes.

         The notes are not redeemable prior to maturity except upon the occurrence of certain tax events. See "-- Redemption for Tax Purposes." The redemption price for the notes is 100% of the principal amount thereof plus accrued and unpaid interest to the date of the redemption. The notes are not subject to any sinking fund.

         The notes bear interest at a rate of 5.00% per annum. Interest on the notes is payable semi-annually in arrears on March 15 and September 15 of each year, beginning on March 15, 2005. All payments of interest on notes will be made to the persons in whose names the notes are registered on the close of business on the March 1 or September 1 preceding the interest payment date.


         A form of the subordinated debt indenture has been filed with the SEC and is incorporated by reference in the registration statement (No. 333-120193) under the Securities Act of which this prospectus forms a part.


         You can receive a copy of this document and the indenture by following the directions on page 27.

         Payments of principal and interest on the notes issued in book-entry form and in definitive form, if any, will be made as described below under "-- Depository Procedures."

         The notes are subject to the defeasance provisions described below under "-- Defeasance" and to the covenant described below under "--Covenants."


         The notes rank subordinate and junior in right of payment to Citigroup's senior indebtedness, as described below under "--Ranking." On a consolidated basis, the aggregate principal amount of senior indebtedness of Citigroup outstanding as of September 30, 2004 was approximately $280.7 billion. This senior indebtedness consisted of approximately $217.5 billion of term debt, approximately $31.1 billion of commercial paper and approximately $32.1 billion of other short-term borrowings.


         Because Citigroup is a holding company, the claims of creditors of Citigroup's subsidiaries will have a priority over Citigroup's equity rights and the rights of Citigroup's creditors, including the holders of debt securities, to participate in the assets of the subsidiary upon the subsidiary's liquidation.

INTEREST RATE

         The notes bear interest at a rate of 5.00% per annum.

         Interest on the notes began to accrue on September 16, 2004 and is payable semi-annually in arrears on March 15 and September 15 of each year, starting March 15, 2005. All payments of interest on notes will be made to the persons in whose names the notes are registered on the close of business on the March 1 or September 1 preceding the interest payment date. Interest is computed on the basis of a 360-day year consisting of twelve 30-day months. All dollar amounts resulting from this calculation will be rounded to the nearest cent. If either a date for payment of principal or interest, the maturity date of the notes or a redemption date falls on a day that is not a business day, the payment due on such date will be postponed to the next succeeding business day, and no further interest will accrue in respect of such postponement.

LISTING

         Citigroup intends to apply to list the notes on the Luxembourg Stock Exchange but it is not required to maintain any such listing.

         The European Commission has proposed a Directive of the European Parliament and of the Council (2003/0045 (COD), the "Transparency Directive") on the harmonization of transparency requirements relating to financial information of issuers whose securities are admitted to trading on a regulated market in the European Union, such as the Luxembourg Stock Exchange. If the Transparency Directive is adopted and is implemented in Luxembourg in a manner that would require Citigroup to publish its financial statements according to accounting principles or standards that are materially different from U.S. generally accepted accounting principles or that would otherwise impose requirements on Citigroup that it in good faith determines are unduly burdensome, Citigroup may de-list the notes. Citigroup will use its reasonable best efforts to obtain an alternative admission to listing, trading and/or quotation for the notes by another listing authority, exchange and/or system within or outside the European Union, as it may decide. If such an alternative admission is not available to Citigroup or is, in Citigroup's opinion, unduly burdensome, an alternative admission may not be obtained. Notice of any de-listing and/or alternative admission will be given as described in "--Notices" below.

RANKING

         The notes are issued under the indenture and are unsecured obligations of Citigroup and rank subordinated and junior in right of payment, to the extent set forth in the indenture, to all "Senior Indebtedness" (as defined below) of Citigroup. Under the indenture, the notes together with any of our outstanding unregistered 5.00% Subordinated Notes due 2014 (which we refer to collectively as the "notes") constitute a single series of notes.

         If Citigroup defaults in the payment of any principal of, or premium, if any, or interest on any Senior Indebtedness when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, Citigroup cannot make a payment on account of or redeem or otherwise acquire the notes. Nevertheless, holders of notes may still receive and retain:

         - securities of Citigroup or any other corporation provided for by a plan of reorganization or readjustment that are subordinate, at least to the same extent that the notes are subordinate to Senior Indebtedness; and

         -        payments made from a defeasance trust as described below.

         If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to Citigroup, its creditors or its property, then all Senior Indebtedness must be paid in full before any payment may be made to any holders of notes. Holders of notes must return and deliver any payments received by them, other than in a plan of reorganization or through a defeasance trust as described below, directly to the holders of Senior Indebtedness until all Senior Indebtedness is paid in full.

         "Senior Indebtedness" means with respect to Citigroup:

         (1) the principal, premium, if any, and interest in respect of (A) indebtedness of Citigroup for money borrowed and (B) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by Citigroup, including all indebtedness (whether now or hereafter outstanding) issued under the senior debt indenture, dated as of March 15, 1987, between Citigroup and The Bank of New York, as trustee, as the same may be amended, modified or supplemented from time to time;

         (2) all capital lease obligations of Citigroup;

         (3) all obligations of Citigroup issued or assumed as the deferred purchase price of property, all conditional sale obligations of Citigroup and all obligations of Citigroup under any conditional sale or title retention agreement (but excluding trade accounts payable in the ordinary course of business);

         (4) all obligations, contingent or otherwise, of Citigroup in respect of any letters of credit, banker's acceptance, security purchase facilities and similar credit transactions;

         (5) all obligations of Citigroup in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

         (6) all obligations of the type referred to in clauses (1) through
(5) of other persons for the payment of which Citigroup is responsible or liable as obligor, guarantor or otherwise ("guarantees"); and

         (7) all obligations of the type referred to in clauses (1) through
(6) of other persons secured by any lien on any property or asset of Citigroup (whether or not such obligation is assumed by Citigroup);

         except that Senior Indebtedness does not include obligations in respect of:

         (a) subordinated debt securities issued prior to July 23, 2004 pursuant to the subordinated debt indenture, which we refer to as "subordinated debt securities;"

         (b) any indebtedness issued under the indenture, dated as of July
17, 1998, between Citigroup and Bank One Trust Company, National Association, as trustee, as supplemented;

         (c) any indebtedness issued to a Citigroup Trust before May 31, 2004 under the indenture, dated as of October 7, 1996, between Citigroup (formerly known as Travelers Group Inc.) and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee, as supplemented (the "1996 junior subordinated debt indenture");

         (d) any guarantee entered into by Citigroup before May 31, 2004 in respect of any preferred securities, capital securities or preference stock of a Citigroup Trust to which Citigroup issued any indebtedness under the 1996 junior subordinated debt indenture; and

         (e) any indebtedness or any guarantee that is by its terms subordinated to or pari passu with, the subordinated debt securities and the issuance of which, in the case of this clause (e) only, (x) has received the concurrence or approval of the staff of the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York or (y) does not at the time of issuance prevent the subordinated debt securities from qualifying for tier 2 capital treatment (irrespective of any limits on the amount of Citigroup's tier 2 capital) under the applicable capital adequacy guidelines, regulations, policies or published interpretations of the Board of Governors of the Federal Reserve System.

         "Citigroup Trust" means each of Citigroup Capital II, Citigroup Capital IV, Citigroup Capital VII, Citigroup Capital VIII, Citigroup Capital IX, Citigroup Capital X, Citigroup Capital XI, Citigroup Capital XII and Citigroup Capital XIII, each a Delaware statutory business trust.

         "Junior Subordinated Debt" means Citigroup's:

         - 6.00% Junior Subordinated Deferrable Interest Debentures due September 27, 2034;

         - 6.10% Junior Subordinated Deferrable Interest Debentures due September 30, 2033;

         - 6.00% Junior Subordinated Deferrable Interest Debentures due February 14, 2033;

         - 6.950% Junior Subordinated Deferrable Interest Debentures due September 15, 2031;

         - 7 1/8% Junior Subordinated Deferrable Interest Debentures due July 31, 2031;

         - 6 7/8% Junior Subordinated Deferrable Interest Debentures due March 15, 2029;

         - 7 3/4% Junior Subordinated Deferrable Interest Debentures due December 1, 2036;

         - other notes or other obligations which may be issued under the indenture, dated as of October 7, 1996, between Citigroup and JPMorgan Chase Bank, as trustee; and

         - indebtedness that is by its terms subordinated to, or ranks on an equal basis with, the Junior Subordinated Debt.

         "Capital Securities Guarantees" means the guarantees issued by Citigroup in connection with:

         -        the 6.00% Capital Securities of Citigroup Capital XI;

         -        the 6.10% Capital Securities of Citigroup Capital X;

         -        the 6.00% Capital Securities of Citigroup Capital IX;

         -        the 6.950% Capital Securities of Citigroup Capital VIII;

         -        the 7 1/8% Capital Securities of Citigroup Capital VII;

         -        the 6 7/8% Capital Securities of Citigroup Capital VI;

         -        the 7 3/4% Trust Preferred Securities of Citigroup Capital II;
                  and

         - any existing or future preferred or preference stock, including capital securities, that is by its terms subordinated to, or ranks on an equal basis with, the Capital Securities.

LIMITATIONS ON MERGERS AND SALES OF ASSETS

         The indenture provides that Citigroup will not merge or consolidate with another corporation or sell other than for cash or lease all or substantially all its assets to another corporation, or purchase all or substantially all the assets of another corporation unless either (1) Citigroup is the continuing corporation or (2) the successor corporation, if other than Citigroup, expressly assumes by supplemental indenture the obligations evidenced by the notes.

COVENANTS

         The indenture provides that any securities issued thereunder shall either (x) be issued with the concurrence or approval of the staff of the Federal Reserve Bank of New York or the staff of the Board of Governors of the Federal Reserve System or (y) qualify at the time of issuance for Tier 2 capital treatment (irrespective of any limits on the amount of the Company's Tier 2 capital) under the applicable capital adequacy guidelines, regulations, policies or published interpretations of the Board of Governors of the Federal Reserve System.

         The indenture does not contain any covenants or provisions that would protect holders of notes in the event of a highly leveraged transaction.

MODIFICATION OF THE INDENTURE

         Under the indenture, Citigroup and the trustee can enter into supplemental indentures to establish the form and terms of any series of debt securities without obtaining the consent of any holder of debt securities.

         Citigroup and the trustee may, with the consent of the holders of at least a majority in aggregate principal amount of the notes, modify the indenture or the rights of the holders of the notes.

         No such modification may, without the consent of each holder of notes so affected:

         -        change the fixed maturity of such notes;

         -        reduce the rate of interest on such notes;

         -        reduce the principal amount of such notes;

         - reduce the amount of the principal of any notes issued originally at a discount;

         -        change the currency in which any notes are payable; or

         - impair the right to sue for the enforcement of any such payment on or after the maturity of such notes.

         In addition, no such modification may:

         - reduce the percentage of notes whose holders need to consent to the modification without the consent of such holders; or

         - change, without the written consent of the trustee, the rights, duties or immunities of the trustee.

         In addition, the indenture may not be amended without the consent of each holder of notes affected thereby to modify the subordination of the notes in a manner adverse to the holders of the notes.

EVENTS OF DEFAULT AND DEFAULTS

         Defaults under the indenture with respect to the notes are:

         -        failure to pay required interest on the notes for 30 days;

         -        failure to pay principal on the notes when due;

         - failure to perform for 90 days after notice any other covenant in the indenture other than a covenant included in the indenture solely for the benefit of a series of debt securities other than the notes; and

         - certain events of bankruptcy or insolvency, whether voluntary or not.

The only events of default under the indenture with respect to the notes are events of insolvency or bankruptcy, whether voluntary or not. There is no event of default, and accordingly there is no right of acceleration, in the case of a default in the payment of principal of, or interest on, the notes, the performance of any other covenant of Citigroup in the indenture or any other default that is not also an event of default.

         If an event of default regarding the notes were to occur and be continuing, either the trustee or holders of 25% in principal amount of notes may declare the notes due and payable.

         Citigroup is required to file annually with the trustee a statement of an officer as to the fulfillment by Citigroup of its obligations under the indenture during the preceding year.

         Holders of a majority in principal amount of the outstanding notes will be entitled to control certain actions of the trustee under the indenture and to waive past defaults regarding the notes. The trustee generally will not be under any obligation to act at the request, order or direction of any of the holders of notes, unless one or more of such holders shall have offered to the trustee reasonable security or indemnity.

         If an event of default occurs regarding the notes, the trustee may use any sums that it collects under the indenture for its own reasonable compensation and expenses incurred prior to paying the holders of the notes.

         Before any holder of notes may institute action for any remedy, except payment on such holder's notes when due, the holders of not less than 25% in principal amount of the notes outstanding must request the trustee to take action. Holders must also offer satisfactory security and indemnity against liabilities incurred by the trustee for taking such action.

DEFEASANCE

         After Citigroup has deposited with the trustee cash or U.S. government securities in trust for the benefit of the holders sufficient to pay the principal of and interest on the notes when due, then Citigroup, at its option:

         - will be deemed to have paid and satisfied its obligations on all outstanding notes, which is known as "defeasance and discharge;" or

         - will cease to be under any obligation, other than to pay when due the principal of and interest on the notes, which is known as "covenant defeasance."

         In the case of covenant defeasance, Citigroup must also deliver to the trustee an opinion of counsel to the effect that the holders of the notes will have no United States federal income tax consequences as a result of such deposit.

         When there is a defeasance and discharge, (1) the indenture will no longer govern the notes, (2) Citigroup will no longer be liable for payment and
(3) the holders of the notes will be entitled only to the deposited funds. When there is a covenant defeasance, however, Citigroup will continue to be obligated to make payments when due if the deposited funds are not sufficient.

         The obligations and rights under the indenture regarding compensation, reimbursement and indemnification of the trustee, optional redemption, mandatory and optional scheduled installment payments, if any, registration of transfer and exchange of the notes, replacement of mutilated, destroyed, lost or stolen notes and certain other administrative provisions will continue even if Citigroup exercises its defeasance and discharge or covenant defeasance options.

         Under current United States federal income tax law, defeasance and discharge should be treated as a taxable exchange of the notes for an interest in the trust. As a consequence, each holder of notes would recognize gain or loss equal to the difference between the value of the holder's interest in the trust and holder's adjusted tax basis for the notes deemed exchanged, except to the extent attributable to accrued but unpaid interest, which will be taxable as ordinary income. Each holder would then be required to include in income his share of any income, gain and loss recognized by the trust. Even though United States federal income tax on the deemed exchange would be imposed on a holder, the holder would not receive any cash until the maturity or an earlier redemption of notes, except for any current interest payments. Prospective investors are urged to consult their tax advisors as to the specific consequences of a defeasance and discharge, including the applicability and effect of tax laws other than the United States federal income tax law. Under current United States federal income tax law, a covenant defeasance would not be treated as a taxable exchange of notes.

         Under the indenture, Citigroup must also deliver to the trustee an opinion of counsel to the effect that the holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and discharge or covenant defeasance and that United States federal income tax would be imposed on the holders in the same manner as if such defeasance and discharge had not occurred. In the case of a defeasance and discharge, such opinion must be based upon a ruling or administrative pronouncement of the Internal Revenue Service.

PAYMENT OF ADDITIONAL AMOUNTS

         OBLIGATION TO PAY ADDITIONAL AMOUNTS

         Citigroup will pay additional amounts to the beneficial owner of any note that is a non-U.S. person in order to ensure that every net payment on such note will not be less, due to payment of U.S. withholding tax, than the amount then due and payable. For this purpose, a "net payment" on a note means a payment by Citigroup or a paying agent, including payment of principal and interest, after deduction for any present or future tax, assessment or other governmental charge of the U.S. These additional amounts will constitute additional interest on the note.

         EXCEPTIONS

         Citigroup will not be required to pay additional amounts, however, in any of the circumstances described in items (1) through (13) below.

         (1) Additional amounts will not be payable if a payment on a note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner:

                  - having a relationship with the U.S. as a citizen, resident or otherwise;

                  -        having had such a relationship in the past; or

                  -        being considered as having had such a relationship.

         (2) Additional amounts will not be payable if a payment on a note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner:

                  - being treated as present in or engaged in a trade or business in the U.S.;

                  - being treated as having been present in or engaged in a trade or business in the U.S. in the past; or

                  - having or having had a permanent establishment in the U.S.

         (3) Additional amounts will not be payable if a payment on a note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner being or having been any of the following (as these terms are defined in the Internal Revenue Code of 1986, as amended):

                  -        personal holding company;

                  -        foreign personal holding company;

                  - foreign private foundation or other foreign tax-exempt organization;

                  -        passive foreign investment company;

                  -        controlled foreign corporation; or

                  - corporation which has accumulated earnings to avoid U.S. federal income tax.

         (4) Additional amounts will not be payable if a payment on a note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner owning or having owned, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of Citigroup entitled to vote or by reason of the beneficial owner being a bank that has invested in a note as an extension of credit in the ordinary course of its trade or business.

For purposes of items (1) through (4) above, "beneficial owner" means a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership, limited liability company, corporation or other entity, or a person holding a power over an estate or trust administered by a fiduciary holder.

         (5) Additional amounts will not be payable to any beneficial owner of a note that is a:

                  -        fiduciary;

                  -        partnership;

                  -        limited liability company; or

                  -        other fiscally transparent entity

or that is not the sole beneficial owner of the note, or any portion of the note. However, this exception to the obligation to pay additional amounts will only apply to the extent that a beneficiary or settlor in relation to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment.

         (6) Additional amounts will not be payable if a payment on a note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the failure of the beneficial owner or any other person to comply with applicable certification, identification, documentation or other information reporting requirements. This exception to the obligation to pay additional amounts will only apply if compliance with such reporting requirements is required by statute or regulation of the U.S. or by an applicable income tax treaty to which the U.S. is a party as a precondition to exemption from such tax, assessment or other governmental charge.

         (7) Additional amounts will not be payable if a payment on a note is reduced as a result of any tax, assessment or other governmental charge that is collected or imposed by any method other than by withholding from a payment on a note by Citigroup or a paying agent.

         (8) Additional amounts will not be payable if a payment on a note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later.

         (9) Additional amounts will not be payable if a payment on a note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld by reason of the presentation by the beneficial owner of a note for payment more than 30 days after the date on which such payment becomes due or is duly provided for, whichever occurs later.

         (10) Additional amounts will not be payable if a payment on a note is reduced as a result of any:

                  -        estate tax;

                  -        inheritance tax;

                  -        gift tax;

                  -        sales tax;

                  -        excise tax;

                  -        transfer tax;

                  -        wealth tax;

                  -        personal property tax or

                  - any similar tax, assessment, withholding, deduction, or other governmental charge.

         (11) Additional amounts will not be payable if a payment on a note is reduced as a result of any tax, assessment, or other governmental charge required to be withheld by any paying agent from a payment of principal or interest on a note if such payment can be made without such withholding by any other paying agent.

         (12) Additional amounts will not be payable if a payment on a note is reduced as a result of any tax, assessment or other governmental charge that is required to be made pursuant to any European Union directive on the taxation of savings income or any law implementing or complying with, or introduced to conform to, any such directive. See "-- EU Directive on the Taxation of Savings Income" below.

         (13) Additional amounts will not be payable if a payment on a note is reduced as a result of any combination of items (1) through (12) above.

         Except as specifically provided in this section ("Payment of Additional Amounts") and under "-- Redemption for Tax Purposes" below, Citigroup will not be required to make any payment of any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of such government.

         RELEVANT DEFINITIONS

         As used in this prospectus supplement, "U.S. person" means:

                  - any individual who is a citizen or resident of the U.S.;

                  - any corporation, partnership or other entity treated as a corporation or partnership created or organized in or under the laws of the U.S. or any political subdivision thereof;

                  - any estate if the income of such estate falls within the federal income tax jurisdiction of the U.S. regardless of the source of such income; and

                  - any trust if a U.S. court is able to exercise primary supervision over its administration and one or more
                           U. S. persons have the authority to control all of the substantial decisions of the trust.

         Additionally, "non-U.S. person" means a person who is not a U.S. person, and "U.S." means the United States of America, including the states of the United States of America and the District of Columbia, but excluding its territories and possessions.

REDEMPTION FOR TAX PURPOSES

         REDEMPTION PROCEDURE

         Citigroup may, at its option, redeem the notes as a whole, but not in part, on not less than 30 nor more than 60 days' prior notice, only in the circumstances described in items (1) or (2) below under "-- Redemption Circumstances." To redeem, Citigroup must pay a redemption price equal to 100% of the principal amount of the notes, together with accrued and unpaid interest to the redemption date.

         Redemption Circumstances

         There are two sets of circumstances in which Citigroup may redeem the notes in the manner described above under "-- Redemption Procedure:"

         (1) Citigroup may redeem the notes if:

                  - Citigroup becomes or will become obligated to pay additional amounts as described under "-- Payment of Additional Amounts" above;

                  - the obligation to pay additional amounts arises as a result of any change in the laws, regulations or rulings of the U.S., or an official position regarding the application or interpretation of such laws, regulations or rulings, which change is announced or becomes effective on or after midnight, New York City time, on , 2004; and

                  - Citigroup determines, in its business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to it, other than substituting the obligor under the notes or taking any action that would entail a material cost to Citigroup.

         (2) Citigroup may also redeem the notes if:

                  - any act is taken by a taxing authority of the U.S. on or after midnight, New York City time, on , 2004, whether or not such act is taken in relation to Citigroup or any affiliate, that results in a substantial probability that Citigroup will or may be required to pay additional amounts as described under "-- Payment of Additional Amounts" above;

                  - Citigroup determines, in its business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to it, other than substituting the obligor under the notes or taking any action that would entail a material cost to Citigroup; and

                  - Citigroup receives an opinion of independent counsel to the effect that an act taken by a taxing authority of the U.S. results in a substantial probability that Citigroup will or may be required to pay the additional amounts described under "-- Payment of Additional Amounts" above, and delivers to the trustee a certificate, signed by a duly authorized officer, stating that based on such opinion Citigroup is entitled to redeem the notes pursuant to their terms.

UNCLAIMED FUNDS

         All funds deposited with the trustee or paying agent for the payment of principal, interest or additional amounts in respect of the notes that remain unclaimed for two years after the maturity date of the notes will be repaid to Citigroup upon its request. Thereafter, any right of any holder to such funds shall be enforceable only against Citigroup, and the trustee and paying agents will have no liability therefore.

EU DIRECTIVE ON THE TAXATION OF SAVINGS INCOME

         On June 3, 2003, the Council of the European Union adopted a new directive (Council Directive 2003/48/EC) regarding the taxation of savings income. The directive is scheduled to be applied by member states beginning on July 1, 2005, provided that certain non-member states adopt similar measures as of the same date. Under the directive, each member state will be required to provide the tax authorities of each other member state and certain non-member states with details of payment of interest or other similar income paid by a person within its jurisdiction to individuals resident in such other member state or relevant non-member state. Austria, Belgium and Luxembourg will instead impose a withholding tax on such income for a transitional period, rising to a rate of 35%. As indicated above under "--Payment of Additional Amounts - Exceptions," no additional amounts will be payable with respect to a note if a payment on a note is reduced as a result of any tax, assessment or other governmental charge that is required to be made pursuant to any European Union directive on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, any such directive. Holders should consult their tax advisers regarding the implications of the directive in their particular circumstances.

INFORMATION CONCERNING THE TRUSTEE

         J.P. Morgan Trust Company, National Association is the trustee under the indenture. We may maintain deposit accounts and conduct banking and other financing transactions with the trustee in the normal course of business.

GOVERNING LAW

         The notes and the indenture for all purposes are governed by and construed in accordance with the laws of the State of New York.

BOOK-ENTRY, DELIVERY AND FORM

         Except as set forth below, notes are issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

         The notes initially are represented by one or more notes in registered, global form without interest coupons. The global notes are deposited upon issuance with the trustee as custodian for DTC in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

         Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in definitive form except in the limited circumstances described below. See "--Exchange of Global Notes for Definitive Notes."

         The securities of each beneficial owner of a global note are evidenced solely by entries on the books of the beneficial owner's securities intermediary. The actual purchaser of the notes is generally not entitled to have the notes represented by the global notes registered in its name and is not be considered the owner under the indenture. In most cases, a beneficial owner also cannot obtain a paper certificate evidencing the holder's ownership of notes. The book-entry system for holding notes eliminates the need for physical movement of certificates and is the system through which most publicly traded common stock is held in the U.S. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer or pledge book-entry notes.

         In this prospectus, for global notes, references to actions taken by security holders means actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders means payments and notices of redemption to DTC as the registered holder of the notes for distribution to participants in accordance with DTC's procedures.

         Citigroup does not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

EXCHANGE OF GLOBAL NOTES FOR DEFINITIVE NOTES

         A global note is exchangeable for notes in registered definitive form ("definitive notes") if:

         (a) DTC is unwilling or unable to continue as depositary for the global note and Citigroup is unable to find a qualified replacement for DTC within 90 days;
         (b) at any time DTC ceases to be a clearing agency registered under the Exchange Act; or

         (c) Citigroup in its sole discretion decides to allow some or all global notes to be exchangeable for definitive notes.

         Unless we indicate otherwise, any global note that is exchangeable will be exchangeable in whole for definitive notes, with the same terms and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples of $1,000 in excess thereof. Definitive notes will be registered in the name or names of the person or persons specified by DTC, Euroclear and Clearstream in a written instruction to the registrar of the notes. DTC or Euroclear and Clearstream may base its written instruction upon directions they receive from their participants. Thereafter, the holders of the definitive notes will be recognized as the "holders" of the notes under the indenture.

         The indenture provides for the replacement of a mutilated, lost, stolen or destroyed definitive note, so long as the applicant furnishes to Citigroup and the trustee such security or indemnity and such evidence of ownership as they may require.

         You may transfer or exchange a definitive note or replace any lost, stolen, mutilated or destroyed definitive Note for a new definitive note of the same series and of like tenor and principal amount upon surrender of the definitive note to be transferred or replaced at the office or agency we maintain for this purpose in New York City, which initially will be the office of the trustee, or at the office of any other paying agent we may appoint; provided that all transfers, exchanges and replacements must be effected in accordance with the indenture.

         In addition, for so long as any notes are listed on the Luxembourg Stock Exchange and the rules and regulations of the Luxembourg Stock Exchange so require, you may transfer for exchange a definitive note or replace any lost, stolen, mutilated or destroyed definitive note for a new definitive note of the same series and of like tenor and principal amount upon surrender, at the office of the Luxembourg paying and transfer agent, of the definitive note to be transferred, together with a form of transfer duly completed and executed and any other evidence that the Luxembourg paying and transfer agent may reasonably require; provided that all transfers, exchanges and replacements must be effected in accordance with the indenture. In the case of a transfer of only part of a definitive note, a new definitive note will be issued to the transferee in respect of the part transferred and a further new definitive note in respect of the balance of the original definitive note not transferred will be issued to the transferor. Each new definitive note to be issued pursuant to these provisions will be available for delivery within three business days of receipt, by the Luxembourg paying and transfer agent at its office, of the definitive note to be transferred, the form of transfer and any other required evidence.

         In the event definitive notes are issued, the holders of definitive notes will be able to receive payments of principal and interest on their notes at the office of Citigroup's paying agents maintained in the Borough of

Manhattan. Payment of principal of a definitive note may be made only against surrender of the note to Citigroup's paying agent. Citigroup also has the option of mailing checks to the registered holders of the notes.

         In the event definitive notes are issued, the holders of definitive notes will be able to transfer their notes, in whole or in part, by surrendering the notes for registration of transfer at the office of Citibank, National Association, New York, duly endorsed by or accompanied by a written instrument of transfer in form satisfactory to Citigroup and the registrar. Upon surrender, Citigroup will execute, and the authenticating agent will authenticate and deliver, notes to the designated transferee in the amount being transferred, and a note for any amount not being transferred will be issued to the transferor. Citigroup will not charge any fee for the registration of transfer or exchange, except that it may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer.

DEPOSITORY PROCEDURES

         The information set out below in connection with DTC, Euroclear and Clearstream, is subject to any change in or reinterpretation of the rules, regulations and procedures of the clearing systems currently in effect. The information in this section concerning the clearing systems has been obtained from sources that we believe to be reliable, but neither we nor any underwriter takes any responsibility for the accuracy thereof.

         Investors wishing to use the facilities of any of the clearing systems are advised to confirm the applicability of the rules, regulations and procedures of the relevant clearing system. Neither Citigroup nor any other party to the fiscal agency agreement has any responsibility or liability for any aspect of the records relating to, or payments made on account of interests in the notes held through the facilities of, any clearing system or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         GENERAL

         Together, the notes represented by the global notes equal the aggregate principal amount of the notes outstanding at any time. The amount of notes represented by the global notes is evidenced by the register maintained for that purpose by the registrar. Beneficial interests in the global notes are shown on, and transfers thereof are effected only through, records maintained by DTC and its participants. Except as described herein, individual definitive notes will not be issued in exchange for beneficial interests in the global notes.

         Subject to applicable law and the terms of the indenture, Citigroup and the registrar treat the persons in whose names the global notes are registered, initially Cede & Co., as owners of such notes for the purpose of receiving payments of principal and interest (and additional amounts, if any) on the notes and for all other purposes whatsoever. Therefore, none of Citigroup, the registrar or any paying agent has any direct responsibility or liability for the payment of principal of or interest on the notes to owners of beneficial interests in the global notes. All payments made by Citigroup to the registered holders of the global notes shall discharge the liability of Citigroup under the notes to the extent of the sums so paid.

         THE DEPOSITORY TRUST COMPANY

         DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York banking law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under section 17A of the Securities Exchange Act of 1934. The rules applicable to DTC and its participants are on file with the SEC.

         The information in this section about DTC has been provided by DTC for information purposes only. Citigroup takes no responsibility for the accuracy of this information, and this information is not intended to serve as a representation, warranty or contract modification of any kind.

         Purchasers may only hold interests in the global notes through DTC if they are a participant in the DTC system. Purchasers may also hold interests through a securities intermediary - banks, brokerage houses and other institutions that maintain securities accounts for customers - that has an account with DTC or its nominee. DTC will maintain accounts showing the securities holdings of its participants, and these participants will in turn maintain accounts showing the securities holdings of their customers. Some of these customers may themselves be securities intermediaries holding debt securities for their customers. Thus, each beneficial owner of a global note will hold that security indirectly through a hierarchy of intermediaries, with DTC at the "top" and the beneficial owner's own securities intermediary at the "bottom."

         DTC is acting as securities depositary for the global notes. The global notes are issued as fully registered notes registered in the name of Cede & Co. DTC is:

         - a limited-purpose trust company organized under the New York Banking Law;

         -        a "banking organization" under the New York Banking Law;

         -        a member of the Federal Reserve System;

         - a "clearing corporation" under the New York Uniform Commercial Code; and

         - a "clearing agency" registered under the provisions of Section l7A of the United States Securities Exchange Act of 1934, as amended.

         DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants' accounts, thereby eliminating the need for physical movement of securities.

         Direct participants of DTC include securities brokers and dealers (including underwriters), banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Indirect participants of DTC, such as securities brokers and dealers, banks and trust companies, can also access the DTC system if they maintain a custodial relationship with a direct participant.

         If you are not a direct participant or an indirect participant and you wish to purchase, sell or otherwise transfer ownership of, or other interests in, notes, you must do so through a direct participant or an indirect participant. DTC agrees with and represents to DTC participants that it will administer its book-entry system in accordance with its rules and by-laws and requirements of law. The SEC has on file a set of the rules applicable to DTC and its direct participants.

         Purchases of notes under DTC's system must be made by or through direct participants, which will receive a credit for the notes on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owners entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive definitive notes representing their ownership interests in notes, except in limited circumstances.

         The global notes deposited with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes. DTC's records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         CLEARSTREAM

         Clearstream International was incorporated as a limited liability company under Luxembourg law.

         Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thus eliminating the need for physical movement of securities. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in a number of countries. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.Y., the operator of the Euroclear System, to facilitate settlement of trades between Clearstream and Euroclear.

         As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream customers are limited to securities brokers and dealers and banks. Clearstream customers may include the underwriters. Other institutions that maintain a custodial relationship with a Clearstream customer may obtain indirect access to Clearstream. Clearstream is an indirect participant in DTC.

         Distributions with respect to the notes held beneficially through Clearstream are credited to cash accounts of Clearstream customers in accordance with its rules and procedures, to the extent received by Clearstream.

         THE EUROCLEAR SYSTEM

         The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of securities and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including United States dollars and Euros. The Euroclear System provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.

         The Euroclear System is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

         The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern:

         -        transfers of securities and cash within the Euroclear System;

         - withdrawal of securities and cash from the Euroclear System and

         - receipts of payments with respect to securities in the Euroclear System.

         All securities in the Euroclear System are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

         Distributions with respect to notes held beneficially through Euroclear are credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear Operator and by Euroclear.

DEFINITIVE NOTES AND PAYING AGENTS

         If any of the events described under "--Exchange of Global Notes for Definitive Notes" above occurs, then the beneficial owners of notes affected by such events will be notified through the relevant chain of intermediaries that definitive notes are available. Beneficial owners of affected book-entry notes will then be entitled (1) to receive physical delivery in definitive form of definitive notes equal in principal amount to their beneficial interest and (2) to have the definitive notes registered in their names. The definitive notes will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof. Definitive notes will be registered in the name or names of the person or persons DTC specifies in a written instruction to the registrar. DTC may base their written instruction upon directions they receive from its participants. Thereafter, the holders of the definitive notes will be recognized as the "holders" of the notes under the indenture.

         The indenture provides for the replacement of a mutilated, lost, stolen or destroyed definitive note, so long as the applicant furnishes to Citigroup and the trustee such security or indemnity and such evidence of ownership as they may require.

         In the event definitive notes are issued, the holders of definitive notes will be able to receive payments of principal and interest on their notes at the office of Citigroup's paying agents maintained in the Borough of Manhattan and, if the definitive notes are listed on the Luxembourg Stock Exchange, at the office of the paying agent in Luxembourg. Payment of principal of a definitive note may be made only against surrender of the note to one of Citigroup's paying agents. Citigroup also has the option of mailing checks to the registered holders of the notes.

         Citigroup's paying agent in the Borough of Manhattan is currently the corporate trust office of Citibank, N.A., located at 111 Wall Street, 14th Floor, New York, New York. Citigroup's paying agent and transfer agent in Luxembourg is Dexia Banque Internationale a Luxembourg S.A., currently located at 69, route d'Esch, L-2953 Luxembourg. As long as the notes are listed on the Luxembourg Stock Exchange, Citigroup will maintain a paying agent and transfer agent in Luxembourg. Any change in the Luxembourg paying agent and transfer agent will be published in Luxembourg. See "--Notices."

         In the event definitive notes are issued, the holders of definitive notes will be able to transfer their notes, in whole or in part, by surrendering the notes for registration of transfer at the office of Citibank, N.A., New York and, so long as definitive notes are listed on the Luxembourg Stock Exchange, at the offices of the transfer agent in Luxembourg, duly endorsed by or accompanied by a written instrument of transfer in form satisfactory to Citigroup and the registrar. A form of such instrument of transfer will be available at the offices of Citibank, N.A. and the Luxembourg transfer agent. Upon surrender, Citigroup will execute, and the authenticating agent will authenticate and deliver, notes to the designated transferee in the amount being transferred, and a note for any amount not being transferred will be issued to the transferor. Such notes will be delivered free of charge at the offices of Citibank, N.A. or the Luxembourg transfer agent, as required by the owner of such notes. Citigroup will not charge any fee for the registration of transfer or exchange, except that it may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer.

NOTICES

         So long as the global notes are held on behalf of DTC or an alternative clearing system, notices to holders of notes represented by a beneficial interest in the DTC global notes may be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be.

         In addition, so long as the notes are listed on the Luxembourg Stock Exchange, notices will also be made by publication in an authorized newspaper in Luxembourg, which is expected to be the Luxemburger Wort. Any notice will be deemed to have been given on the date of publication or, if published more than once, on the date of the first publication.

                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of certain United States federal income tax consequences of the ownership and disposition of notes that may be relevant to a beneficial owner of notes that is a citizen or resident of the United States or a domestic corporation or otherwise subject to United States federal income tax on a net income basis in respect of the notes (a "U.S. Holder"). The summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion does not deal with special classes of U.S. Holders, such as dealers in securities or currencies, banks, financial institutions, insurance companies, tax-exempt organizations, persons holding notes as a position in a "straddle" or conversion transaction, or as part of a "synthetic security" or other integrated financial transaction or persons that have a functional currency other than the U.S. dollar. This discussion assumes that the notes are held as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code").

         This discussion does not describe any tax consequences arising out of the laws of any state or local or foreign jurisdiction. Accordingly, each U.S. Holder should consult its own tax advisor with regard to the offer and the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to its particular situation.

TAX CONSEQUENCES OF HOLDING AND DISPOSING OF THE NOTES

         PAYMENTS OF INTEREST

         Payments of interest with respect to the notes will be taxable to a U.S. Holder as ordinary income at the time such payments are accrued or are received, in accordance with the U.S. Holder's method of tax accounting. Thus, accrual method U.S. Holders will report stated interest on the notes as it accrues, and cash method U.S. Holders will report stated interest when it is received or unconditionally made available for receipt.

         ORIGINAL ISSUE DISCOUNT

         Solely for purposes of original issue discount ("OID"), the notes were originally issued in a deemed exchange of old 7.25% notes due 2010 that was not a taxable exchange for U.S. federal income tax purposes and, as a result, were issued with approximately $157 of OID. Solely for purposes of OID, each note is treated as having an issue price equal to the adjusted issue price at the time of the exchange of the portion of each old 7.25% note exchanged for each note (the "deemed issue price"). Although the precise application of the rules governing OID to the new notes is unclear and the deemed issue price of the new notes may vary slightly on account of the fact that the old 7.25% notes were issued with a de minimis amount of OID, we will treat the new notes as having a deemed issue price of approximately $843 per $1,000 principal amount of new notes. Because the deemed issue price is less than the stated redemption price at maturity of the notes by more than the statutory de minimis amount for OID, each note is treated for U.S. federal income tax purposes as issued with OID. Accordingly, a U.S. Holder generally will be required to include in ordinary gross income the sum of the "daily portions" of OID on a note for all days during the taxable year that the U.S. Holder owns the note. The daily portions of OID on a note are determined by allocating to each day in any accrual period a ratable portion of the OID allocable to that accrual period. U.S. Holders should consult their tax advisors regarding the application of the rules governing OID and the amount of OID they must include in income.

         The adjusted issue price of a note generally will be the sum of its deemed issue price and the sum of the daily portions of OID allocable to all prior periods. A U.S. Holder's adjusted basis in notes will be increased by the amount of OID included in income with respect to the notes.

         SALE, REDEMPTION OR OTHER DISPOSITION

         Subject to the discussion of market discount below, a U.S. Holder generally will recognize gain or loss on the sale, redemption or other disposition of the notes in an amount equal to the difference between the amount realized on such sale, redemption or other disposition (less any amounts attributable to accrued but unpaid interest, which will be taxable as such) and the U.S. Holder's adjusted tax basis in the notes. A U.S. Holder's adjusted tax basis in notes will be the amount paid therefor, increased by the amount of any OID included in income by the U.S.

Holder and any market discount previously taken into account by the U.S. Holder and reduced by the amount of any payments other than qualified stated interest received by the U.S. Holder and any amortizable bond premium previously amortized by the U.S. Holder with respect to the notes. Gain or loss realized by a U.S. Holder on such sale, redemption or other disposition generally will be long-term capital gain or loss if, at the time of the disposition, the U.S. Holder's holding period in the notes is more than one year.

         PREMIUM AND MARKET DISCOUNT

         A U.S. holder of a note that purchases the note at a cost greater than its stated redemption price at maturity will be considered to have purchased the note at a premium, and will not be subject to the OID rules described above. In addition, the U.S. Holder may elect to amortize such premium (as an offset to interest income), using a constant-yield method, over the remaining term of the note. Such election, once made, generally applies to all bonds held or subsequently acquired by the U.S. holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. A U.S. holder that elects to amortize such premium must reduce its tax basis in a note by the amount of the premium amortized during its holding period. With respect to a U.S. holder that does not elect to amortize bond premium, the amount of bond premium will be included in the U.S. holder's tax basis when the note matures or is disposed of by the U.S. holder. Therefore, a U.S. holder that does not elect to amortize such premium and that holds the note to maturity generally will be required to treat the premium as capital loss when the note matures.

         If a U.S. Holder purchases a note at a price greater than its adjusted issue price but less than its stated redemption price at maturity, the amount of OID that the U.S. Holder will be required to include in income will be reduced by the excess of the amount paid by the U.S. Holder over the adjusted issue price of the note.

         If a U.S. holder of a note purchases the note at a price that is lower than its adjusted issue price by at least 0.25% of its stated redemption price at maturity multiplied by the number of remaining whole years to maturity, the note will be considered to have "market discount" in the hands of such U.S. holder. In such case, gain realized by the U.S. holder on the disposition of the note generally will be treated as ordinary income to the extent of the market discount that accrued on the note while held by such U.S. holder. In addition, the U.S. holder could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the note. In general terms, market discount on a note will be treated as accruing ratably over the term of such note, or, at the election of the holder, under a constant yield method.

         A U.S. holder may elect to include market discount in income on a current basis as it accrues (on either a ratable or constant-yield basis), in lieu of treating a portion of any gain realized on a sale of a note as ordinary income. If a U.S. holder elects to include market discount on a current basis, the interest deduction deferral rule described above will not apply. Any such election, if made, applies to all market discount bonds acquired by the taxpayer on or after the first day of the first taxable year to which such election applies and is revocable only with the consent of the IRS.

INFORMATION REPORTING AND BACKUP WITHHOLDING

         A U.S. Holder may be subject to backup withholding with respect to payments received with respect to the notes unless the U.S. Holder (a) is a corporation or comes within certain other exempt categories and demonstrates this fact, or (b) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against such U.S. Holder's United States federal income tax liability and may entitle such U.S. Holder to a refund, provided that the required information is furnished to the IRS.

NON-U.S. HOLDERS

         A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on payments of interest or accrued OID with respect to the notes, provided (i) the Non-U.S. Holder does not actually or constructively own 10 percent or more of the combined voting power of all classes of our stock and is not a controlled foreign corporation related to us through stock ownership, and (ii) the Non-U.S. Holder provides a properly completed Form W-8BEN establishing its status as a Non-U.S. Holder, or otherwise satisfies certain documentary evidence requirements for establishing that it is a Non-U.S. Holder. In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized on the sale, redemption or other disposition of the notes unless the Non-U.S. Holder is an individual present in the United States for 183 days or more in the taxable year and certain other conditions are met.

                              ERISA CONSIDERATIONS

         A fiduciary of a pension, profit-sharing or other employee benefit plan governed by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards of ERISA in the context of the ERISA plan's particular circumstances before acquiring and holding notes. Among other factors, the fiduciary should consider whether the acquisition notes is in accordance with the documents governing the ERISA plan and whether the acquisition is appropriate for the ERISA plan in view of its overall investment policy and diversification of its portfolio.

         Certain provisions of ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), prohibit employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, plans described in Section 4975(e)(1) of the Code (including, without limitation, retirement accounts and Keogh Plans), and entities whose underlying assets include plan assets by reason of a plan's investment in such entities (including, without limitation, as applicable, insurance company general accounts), from engaging in certain transactions involving "plan assets" with parties that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan or entity. Governmental and other plans that are not subject to ERISA or to the Code may be subject to similar restrictions under state, federal or local law. Any employee benefit plan or other entity, to which such provisions of ERISA, the Code or similar law apply, proposing to acquire notes should consult with its legal counsel.

         Citigroup has subsidiaries that provide services to many employee benefit plans. Citigroup and any such direct or indirect subsidiary of Citigroup may each be considered a "party in interest" and a "disqualified person" to a large number of plans. The acquisition and holding of notes by any such plan would be likely to result in a prohibited transaction between the plan and Citigroup.

         Accordingly, any plan or any other person investing "plan assets" of any plan that is subject to the prohibited transaction rules of ERISA or Section 4975 of the Code or other similar law should not acquire or hold notes unless one of the following Prohibited Transaction Class Exemptions ("PTCE") issued by the Department of Labor or a similar exemption or exception applies to such exchange:

         - PTCE 96-23 for transactions determined by in-house asset managers;

         - PTCE 95-60 for transactions involving insurance company general accounts;

         - PTCE 91-38 for transactions involving bank collective investment funds;

         - PTCE 90-1 for transactions involving insurance company separate accounts; or

         - PTCE 84-14 for transactions determined by independent qualified professional asset managers.

         Any person who acquires notes will be deemed to have represented and warranted to Citigroup that either:

         (a) it is not a plan subject to Title I and ERISA or Section 4975 of the Code or a person whose assets constitute "plan assets" of any such plan or a governmental plan subject to similar rules;

         (b) its acquisition and holding of notes is not prohibited because it is exempted by PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption; or

         (c) it is a governmental plan (as defined in section 3 of ERISA) or other plan that is not subject to the provisions of Title I of ERISA or Section 4975 of the Code and its exchange of old notes for notes is not otherwise prohibited.

         Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that any person considering an acquisition of notes consult with its counsel regarding the consequences under ERISA and the Code, or other similar law, of such acquisition and the availability of exemptive relief under the class exemptions listed above.

         PLAN OF DISTRIBUTION

         This prospectus has been prepared for, and may be used by, Citigroup's broker-dealer subsidiaries or other subsidiaries or affiliates of Citigroup in connection with offers and sales of the notes in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Any of these subsidiaries may act as principal or agent in such transactions. Citigroup will not receive any of the proceeds of these sales.

         Citigroup Global Markets Inc. acted as dealer manager in connection with the original private placement of its existing unregistered 5.00% Subordinated Notes due 2014. In connection with that placement, Citigroup agreed to issue 5.00% Subordinated Notes due 2014 which have been registered under the Securities Act in exchange for any and all of its existing unregistered 5.00% Subordinated Notes due 2014. The notes were issued pursuant to that registration statement. Citigroup Global Markets Inc. is our indirect, wholly-owned subsidiary.

         The notes are new securities and we cannot assure you that an active trading market will develop for the notes. Citigroup intends to apply to list the notes on the Luxembourg Stock Exchange, but it is not required to maintain this listing. See "Description of Notes--Listing."

         Citigroup's broker-dealer subsidiaries or other subsidiaries or affiliates may engage in transactions (which may include commercial banking transactions) with, and perform services for, Citigroup or one or more of its affiliates in the ordinary course of business.

               DIRECTORS AND EXECUTIVE OFFICERS OF CITIGROUP INC.

         The members of the board of directors of Citigroup are: C. Michael Armstrong, Alain J.P. Belda, George David, Kenneth T. Derr, John M. Deutch, Roberto Hernandez, Ann Dibble Jordan, Dudley C. Mecum, Anne M. Mulcahy, Richard
D. Parsons, Andrall E. Pearson, Charles Prince, Judith Rodin, Robert E. Rubin, Franklin A. Thomas, Sanford I. Weill and Robert B. Willumstad. The Honorable Gerald R. Ford is an honorary director of Citigroup. The executive officers of Citigroup are: Sanford I. Weill, Winfried F.W. Bischoff, Michael A. Carpenter, Robert Druskin, Stanley Fischer, William P. Hannon, Michael S. Helfer, Sallie L. Krawcheck, Marjorie Magner, Victor J. Menezes, Charles Prince, William R. Rhodes, Robert E. Rubin, Todd S. Thomson and Robert B. Willumstad. The business address of each director and executive officer of Citigroup in such capacities is 399 Park Avenue, New York, New York 10043.

                                  LEGAL MATTERS

         The validity of the notes has been passed upon for Citigroup by John R. Dye, General Counsel -- Capital Markets of Citigroup. Certain other legal matters with respect to the notes offered hereby have been passed upon for Citigroup by Cleary, Gottlieb, Steen & Hamilton, New York, New York. Mr. Dye beneficially owns, or has rights to acquire under Citigroup's employee benefit plans, an aggregate of less than 1% of Citigroup's common stock. Cleary, Gottlieb, Steen & Hamilton has from time to time acted as counsel for Citgroup and its subsidiaries and may do so in the future.

                                     EXPERTS


         The consolidated financial statements of Citigroup Inc. as of December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003, have been audited by KPMG LLP, Independent Registered Public Accounting Firm, as set forth in their report dated February 26, 2004 (except as to Note 4, which is as of May 14, 2004) on the consolidated financial statements. The consolidated financial statements for the year ended December 31, 2003 are included in Citigroup's May 14, 2004 Current Report on Form 8-K and are incorporated by reference in this prospectus. The consolidated financial statements included in the May 14, 2004 Current Report on Form 8-K have been conformed to reflect the implementation of the Risk Capital Allocation Methodology on Citigroup's business segment results. The report of KPMG LLP included in this Form 8-K also is incorporated by reference in this prospectus. The report of KPMG LLP refers to changes, in 2003, in Citigroup's methods of accounting for variable interest entities and stock-based compensation, in 2002, in Citigroup's methods of accounting for goodwill and intangible assets and accounting for the impairment or disposal of long-lived assets, and, in 2001, in Citigroup's methods of accounting for derivative instruments and hedging activities, accounting for interest income and impairment on purchased and retained beneficial interests in securitized financial assets, and accounting for goodwill and intangible assets resulting from business combinations consummated after June 30, 2001. The consolidated financial statements of Citigroup referred to above are incorporated by reference in this prospectus in reliance upon such report and upon the authority of that Firm as experts in accounting and auditing.


                               GENERAL INFORMATION

         Citigroup intends to apply to list the notes on the Luxembourg Stock Exchange, but it is not required to maintain any such listing. In connection with the listing application, the certificate of incorporation and the by-laws of Citigroup and a legal notice relating to the issuance of the notes will be deposited prior to listing with Registre de Commerce et des Societies a Luxembourg where copies thereof may be obtained. You may request copies of these documents together with this prospectus, the indenture and Citigroup's current annual and quarterly reports, as well as all other documents incorporated by reference in this prospectus, including future annual and quarterly reports, so long as any of the notes are outstanding and listed on the Luxembourg Stock Exchange.

         You can also request copies (free of charge) of (1) this prospectus and the indenture and (2) Citigroup's annual, quarterly and current reports, as well as other documents incorporated by reference in this prospectus, including future annual, quarterly and current reports, by following the directions under "Where You Can Find More Information" on page 27 of this prospectus. These documents, including Citigroup's annual, quarterly and current reports for the most recent two years, will also be made available (free of charge) at the main office of Dexia Banque Internationale a Luxembourg in Luxembourg so long as the notes are listed on the Luxembourg Stock Exchange.

         As of the date of this prospectus, there has been no material adverse change in the consolidated financial condition of Citigroup since December 31, 2003.

         Neither Citigroup nor any of its subsidiaries is involved in litigation, arbitration or administrative proceedings relating to claims or amounts that are material in the context of the issue of the notes. Citigroup is not aware of any such litigation, arbitration or administrative proceedings pending or threatened.

         Citigroup accepts responsibility for the information in this prospectus.

         Resolutions relating to the issue and sale of the notes were adopted by the board of directors of Citigroup on October 21, 2003 and by the Funding Committee of the board of directors as of October 21, 2004.

         The notes have been accepted for clearance through Euroclear and Clearstream and have been assigned Common Code No. 020521538, International Security Identification Number (ISIN) US172967CQ22, and CUSIP No. 172967 CQ 2.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any document that we file with the SEC at its public reference facility:

                                    Public Reference Room
                                    450 Fifth Street, N.W.
                                    Room 1024
                                    Washington, D.C. 20549

         You may also obtain copies of this information by mail at prescribed rates by writing to the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

         You may also request a copy of these filings, at no cost, by writing or telephoning Citigroup at the following address:

                                    Citigroup Document Services
                                    140 58th Street, Suite 7i
                                    Brooklyn, NY 11220
                                    (877) 936-2737 (toll free)
                                    (718) 765-6514 (outside the U.S.)

         The SEC also maintains a website that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is http://www.sec.gov.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

         We are incorporating by reference the information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede that information. In particular, our annual filing on Form 10-K supersedes all previously filed Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that are not specifically incorporated herein below. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering:

         - Our Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

         - Our Current Report on Form 8-K filed on May 14, 2004 (conforming Citigroup's business segment results to reflect the implementation of the Risk Capital Allocation Methodology);


         - Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004; and


         - Our Current Reports on Form 8-K filed with the SEC on January 12, 2004, January 15, 2004, January 20, 2004, February 9,
                  2004, February 10, 2004, March 29, 2004, April 2, 2004, May 5,
                  2004, May 10, 2004, May 13, 2004, May 14, 2004, May 27, 2004,
                  June 4, 2004, June 9, 2004, June 21, 2004, July 15, 2004, July
                  16, 2004, July 20, 2004, July 29, 2004, August 11, 2004,
                  August 31, 2004, September 17,

                  2004, September 21, 2004, September 27, 2004, October 14, 2004, October 22, 2004, November 1, 2004, November 5, 2004
                  and November 23, 2004.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS





ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


         Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or DGCL, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

         Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Subsection (d) of Section 145 of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by the majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

         Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith and that such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized and ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under
Section 145. Section Four of Article IV of Citigroup's By-Laws provides that Citigroup shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

         Citigroup also provides liability insurance for its directors and officers which provides for coverage against loss from claims made against directors and officers in their capacity as such, including, subject to certain exceptions, liabilities under the federal securities laws.

         Section 102(b) (7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article Tenth of Citigroup's Restated Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b) (7).

         The Declaration of each of the Citigroup Trusts provides that no Institutional Trustee or any of its affiliates, Delaware Trustee or any of its affiliates, or officer, director, shareholder, member, partner, employee, representative custodian, nominee or agent of the Institutional Trustee or the Delaware Trustee (each a "Fiduciary Indemnified Person"), and no Regular Trustee, affiliate of any Regular Trustee, or any officer, director, shareholder, member, partner, employee, representative or agent of any Regular Trustee, or any employee or agent of such Citigroup Trust or its affiliates (each a "Company Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to such Citigroup Trust, any affiliate of such Citigroup Trust or any holder of securities issued by such Citigroup Trust, or to any officer, director, shareholder, partner, member, representative, employee or agent of such Citigroup Trust or its Affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Fiduciary Indemnified Person or Company Indemnified Person in good faith on behalf of such Citigroup Trust and in a manner such Fiduciary Indemnified Person or Company Indemnified Person reasonably believed to be within the scope of the authority conferred on such Fiduciary Indemnified Person or Company Indemnified Person by such Declaration or by law, except that a Fiduciary Indemnified Person or

Company Indemnified Person shall be liable for any loss, damage, or claim incurred by reason of such Fiduciary Indemnified Person's or Company Indemnified Person's gross negligence (or in the case of a Fiduciary Indemnified Person, negligence) or willful misconduct with respect to such acts or omissions. The Declaration of each Citigroup Trust also provides that, to the full extent permitted by law, Citigroup shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in right of such Citigroup Trust) by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Citigroup Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Declaration of each Citigroup Trust also provides that to the full extent permitted by law, Citigroup shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of such Citigroup Trust to procure a judgment in its favor by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Citigroup Trust and except that no indemnification shall be made in respect of any claim, issue or matter as to which such Company Indemnified Person shall have been adjudged to be liable to the Citigroup Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper. The Declaration of each Citigroup Trust further provides that expenses (including attorneys' fees) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in the immediately preceding two sentences shall be paid by Citigroup in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by Citigroup as authorized in the Declaration.

         The directors and officers of Citigroup and the Regular Trustee are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by Citigroup or the Citigroup Trusts. Any agents, dealers or underwriters who execute any underwriting or distribution agreement relating to securities offered pursuant to this Registration Statement will agree to indemnify Citigroup's directors and their officers and the Citigroup Trustees who signed the Registration Statement against certain liabilities that may arise under the Securities Act with respect to information furnished to Citigroup or any of the Citigroup Trusts by or on behalf of such indemnifying party.

         For the undertaking with respect to indemnification, see Item 17 herein.

         See the forms of Underwriting Agreements and the form of Distribution Agreement filed or to be filed as Exhibits 1.01, 1.02, 1.03, 1.04, 1.05 and 1.06 for certain indemnification provisions.


ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


EXHIBIT                                                      DESCRIPTION
NUMBER
3.1 Restated Certificate of Incorporation of Citigroup (incorporated by reference to Exhibit 4.01 to Citigroup's Registration Statement on Form S-3 (No. 333-68949-01 to 08)).

3.2 Certificate of Amendment to Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.01.03 to Citigroup's Quarterly Report on Form 10-Q for the period ended March 31, 2000).

3.3 Certificate of Amendment to Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.01.4 to Citigroup's Quarterly Report on Form 10-Q for the period ended March 31, 2001).

3.4 By-laws of Citigroup, as amended effective April 1, 2004 (incorporated by reference to Exhibit 3.1 to Citigroup's Current Report on Form 8-K filed on April 2, 2004).

4.1 Form of Indenture between Citigroup and J.P. Morgan Trust Company, N.A. (formerly Bank One Trust Company, N.A.), as trustee (incorporated by reference to Exhibit 4.10 to Citigroup's Registration Statement on Form S-3 (No. 333-57364)).

4.2 First Supplemental Indenture, dated as of August 2, 2004, between Citigroup and J.P. Morgan Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.13 to Citigroup's Registration Statement on Form S-3 (No. 333-117615)).

4.3 Second Supplement Indenture, dated as of September 16, 2004, between Citigroup and J.P. Morgan Trust Company, N.A., as trustee.*

4.4 Registration Rights Agreement, dated as of September 16, 2004, between Citigroup and Citigroup Global Markets Inc.*

5.1      Opinion of John R. Dye, Esq.*

12.1 Supplemental Calculation of Ratio of Income to Fixed Charges (incorporated by reference to Exhibit 12.01 to Citigroup's Annual Report on Form 10-K for the year ended December 31, 2003).

12.2 Supplemental Calculation of Ratio of Income to Fixed Charges (incorporated by reference to Exhibit 12.01 to Citigroup's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004).


23.1     Consent of KPMG LLP, Independent Registered Public Accounting Firm.+


23.2     Consent of John R. Dye, Esq. (included in Exhibit 5.1)







24.1     Powers of Attorney of certain Directors for Form S-4.+


25.1 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of J.P. Morgan Trust Company, N.A., as trustee under the Indenture dated as of April 12, 2001, as supplemented (incorporated by reference to Exhibit 25.02 to Citigroup's Registration Statement on Form S-3 (No. 333-117615)).

99.1 Form of Letter of Transmittal (included on page A-1 of this registration statement).

---------------

* Previously filed.



+ Filed herewith.



ITEM 22.  UNDERTAKINGS.


         The undersigned registrant hereby undertakes:

         (A)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (c) (1) (i) and (c) (1) (ii) do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrants pursuant to
Section 13 or Section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offer.

         (B) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of Citigroup Inc.'s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (C) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


         (D) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 20 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


         (E) (1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (F) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (G) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, Citigroup Inc. has duly caused this Amendment No. 1 to the Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on December 1, 2004.


                                               CITIGROUP INC.


                                               By: /s/ SALLIE L. KRAWCHECK
                                                   -----------------------------
                                                   Sallie L. Krawcheck
                                                   Chief Financial Officer



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement or amendment thereto has been signed below by the following persons in the capacities indicated on December 1, 2004.



 Signatures
 ----------

     /s/ CHARLES PRINCE
------------------------------    Chief Executive Officer (Principal Executive
         Charles Prince           Officer) and Director

   /s/ SALLIE L. KRAWCHECK
------------------------------    Chief Financial Officer (Principal Financial
       Sallie L. Krawcheck        Officer)

    /s/ WILLIAM P. HANNON
------------------------------    Controller and Chief Accounting Officer
         William P. Hannon        (Principal Accounting Officer)

               *
------------------------------
         Sanford I. Weill         Chairman of the Board

------------------------------
       C. Michael Armstrong       Director

               *
------------------------------
         Alain J.P. Belda         Director

                *
------------------------------
           George David           Director

               *
------------------------------
          Kenneth T. Derr         Director

               *
------------------------------
          John M. Deutch          Director

               *
------------------------------
         Roberto Hernandez        Director

------------------------------
         Ann Dibble Jordan        Director

           Signatures
           ----------

               *
------------------------------
          Dudley C. Mecum         Director

               *
------------------------------
          Anne M. Mulcahy         Director

               *
------------------------------
        Richard D. Parsons        Director

               *
------------------------------
        Andrall E. Pearson        Director

               *
------------------------------
           Judith Rodin           Director

------------------------------
          Robert E. Rubin         Director

               *
------------------------------
        Franklin A. Thomas        Director

               *
------------------------------
       Robert B. Willumstad       Director

* By: /s/  MICHAEL S. HELFER
     -------------------------
        Michael S. Helfer
        Attorney-in-Fact

                                  EXHIBIT INDEX

EXHIBIT                                                      DESCRIPTION
NUMBER
3.1 Restated Certificate of Incorporation of Citigroup (incorporated by reference to Exhibit 4.01 to Citigroup's Registration Statement on Form S-3 (No. 333-68949-01 to 08)).

3.2 Certificate of Amendment to Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.01.03 to Citigroup's Quarterly Report on Form 10-Q for the period ended March 31, 2000).

3.3 Certificate of Amendment to Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.01.4 to Citigroup's Quarterly Report on Form 10-Q for the period ended March 31, 2001).

3.4 By-laws of Citigroup, as amended effective April 1, 2004 (incorporated by reference to Exhibit 3.1 to Citigroup's Current Report on Form 8-K filed on April 2, 2004).

4.1 Form of Indenture between Citigroup and J.P. Morgan Trust Company, N.A. (formerly Bank One Trust Company, N.A.), as trustee (incorporated by reference to Exhibit 4.10 to Citigroup's Registration Statement on Form S-3 (No. 333-57364)).

4.2 First Supplemental Indenture, dated as of August 2, 2004, between Citigroup and J.P. Morgan Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.13 to Citigroup's Registration Statement on Form S-3 (No. 333-117615)).

4.3 Second Supplement Indenture, dated as of September 16, 2004, between Citigroup and J.P. Morgan Trust Company, N.A., as trustee.*

4.4 Registration Rights Agreement, dated as of September 16, 2004, between Citigroup and Citigroup Global Markets Inc.*

5.1      Opinion of John R. Dye, Esq.*

12.1 Supplemental Calculation of Ratio of Income to Fixed Charges (incorporated by reference to Exhibit 12.01 to Citigroup's Annual Report on Form 10-K for the year ended December 31, 2003).

12.2 Supplemental Calculation of Ratio of Income to Fixed Charges (incorporated by reference to Exhibit 12.01 to Citigroup's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004).

23.1     Consent of KPMG LLP, Independent Registered Public Accounting Firm.+

23.2     Consent of John R. Dye, Esq. (included in Exhibit 5.1).

24.1     Powers of Attorney of certain Directors for Form S-4.+

25.1 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of J.P. Morgan Trust Company, N.A., as trustee under the Indenture dated as of April 12, 2001, as supplemented (incorporated by reference to Exhibit 25.02 to Citigroup's Registration Statement on Form S-3 (No. 333-117615)).

99.1 Form of Letter of Transmittal (included on page A-1 of this registration statement).

---------------
* Previously filed.
+ Filed herewith.


                                      II-9